EXHIBIT 10.77

DEFINITIVE AGREEMENT

by and among

PROPERTIES OF MERIT INC.

[THE CONTROLLING STOCKHOLDERS OF PROPERTIES OF MERIT INC.]

AND

ELITE DATA SERVICES INC.

[THE CONTROLLING STOCKHOLDERS OF ELITE DATA SERVICES INC.]

dated as of May 20, 2016

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DEFINITIVE AGREEMENT

THIS DEFINITIVE AGREEMENT, dated as of May 20, 2016 (this "Agreement") by and among PROPERTIES OF MERIT INC., a Nevada corporation ("POM"), and the entities and/or individuals listed on Schedule 1.1 attached hereto (collectively, the "POM Controlling Shareholder"), and ELITE DATA SERVICES INC., a Florida corporation publicly-traded on the US Over-the-Counter (OTC) Market ("DEAC"), and the entity listed on Schedule 1.1 (together, the "DEAC Controlling Shareholders") (each a "Party" and, collectively referred to as the "Parties").

RECITALS

WHEREAS, the POM Controlling Shareholders own in the aggregate a majority of the issued and outstanding shares of POM as set forth in Schedule 1.3, such shares being hereinafter referred to as (the "POM Shares");

WHEREAS, POM owns one hundred (100%) percent of the mineral and production rights ("POM Rights"), as set forth in Section 3.3 herein below;

WHEREAS, the DEAC Controlling Shareholders own a majority of the issued and outstanding voting shares of DEAC as set forth in Schedule 1.3, such shares being hereinafter referred to as (the "DEAC Shares");

WHEREAS, POM and the POM Controlling Shareholders, and DEAC and the DEAC Controlling Shareholders collectively believe it is in their respective best interests to have DEAC acquire POM as a subsidiary of DEAC in the form of a business combination (the "Acquisition"), and do hereby mutually agree to consummate a share exchange transaction contemplated herein, in the form and structure set forth in Article I herein below;

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

AGREEMENT

This Agreement shall confirm the mutual understandings by and between the Parties hereto with respect to the transactions to be completed as herein below. None of the Parties shall be bound by any oral or written statements nor any correspondence during the course of negotiations between the Parties, not otherwise specified or stipulated in this Agreement. This Agreement, when executed, shall supersede any and all of the terms and conditions set forth in the previously Letter of Intent executed on or about March 10, 2016. This Agreement shall be in full force and effect from the date of execution with respect to all represented terms and conditions, subject to certain corporate actions and/or documents which may require additional time to complete and/or execute, all of which shall be completed by a mutually agreed upon closing date as defined herein.

ARTICLE I

ACQUISITION OF POM; SHARE EXCHANGE

Section 1.1 Acquisition of POM. Upon the terms and subject to the conditions set forth in this Agreement, DEAC shall acquire, from POM, a certain percentage of the ownership interest in POM, in a series of closings in the form of one or more share exchanges, upon the closing of all of which POM shall become a wholly owned subsidiary of DEAC, after the final closing has occurred, as described and set forth in Schedule 1.1 hereto.

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Section 1.2 Agreement to Exchange POM Shares for New DEAC Shares. Pursuant to Section 1.1 hereinabove, (i) POM shall assign, transfer, convey and deliver the POM Shares to the Escrow Agent (as hereinafter defined); and in consideration and exchange therefor, DEAC shall; (ii) issue and deliver the number of shares of Series B Convertible Preferred Stock (the "New DEAC Shares") to POM, in such amounts as described and set forth in Schedule 1.1 hereto (collectively referred to as the "Share Exchange").

Section 1.3 Capitalization at the Closing. On the initial Closing Date (as defined below), immediately before the consummation of the Share Exchange, DEAC shall have authorized capital stock of 500,000,000 shares of Common Stock, $.0001 par value per share, of which approximately 130,103,298 shares of Common Stock shall be issued and outstanding, and a total of 250,000,000 shares of Preferred Stock, $.0001 par value per share, of which not more than 2,000,000 shares of Preferred Stock shall be issued and outstanding (the "DEAC Capitalization").

Section 1.4 Initial Closing and Subsequent Closings; Actions at such Closings.

(a) The initial closing of the Share Exchange (the "Closing") shall take place at 5:00 p.m. E.S.T. on or before May 27, 2016 or other mutually agreed to time (the "Closing Date"), at the offices of DEAC with Antony M. Santos, Esq., acting as the Escrow Agent for this transaction ("Escrow Agent"), pursuant to the the terms of the Escrow Agreement defined herein below, with subsequent closings (also referred to herein as a "Closing") at such other Closing Date, as described and set forth in Schedule 1.1 hereto. Each Closing shall include a separate Closing Certificate (the "Closing Certificate") from both DEAC and POM evidencing compliance with the conditions of Closing pursuant to Article V and VI and the requirements for a closing as set forth in Schedule 1.1, 1.2, 1.3 and 1.4, attached hereto;

(b) At the Closing and each other subsequent Closing as set forth in Schedule 1.1 hereto: (i) POM shall deliver to the Escrow Agent the share certificates representing the POM Shares to be allotted in the amounts as described in Schedule 1.2 hereto, accompanied by appropriate voting powers and a share transfer instrument duly executed in blank; (ii) in full consideration and exchange for the POM Shares, DEAC shall issue and deliver to the Escrow Agent two or more stock certificates representing the New DEAC Shares to be allotted in the amounts as described in Schedule 1.2 hereto (each referred to as "Escrowed Shares" and collectively referred to as the "Escrowed Shares"), to be further distributed in accordance with the Escrow Agreement (the "Escrow Agreement" which shall mean the Escrow Agreement entered into by and among POM, POM Controlling Shareholders, DEAC, and DEAC Controlling Shareholder, and the Escrow Agent with respect to the Escrowed Shares, in the form attached hereto as Exhibit A with only such changes as shall be in form and substance satisfactory to the parties, acting reasonably).

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF DEAC AND THE DEAC CONTROLLING SHAREHOLDER

Each of DEAC and the DEAC Controlling Shareholder (where specifically included) hereby, severally and not jointly, represents, warrants and agrees that all of the statements in the following subsections of this Section 2 are true and complete as of the date hereof, and will, except as contemplated by this Agreement, be true and complete as of the Closing Date as if first made on such date:

Section 2.1 Disclosure Schedules.

The disclosure schedules attached hereto as Schedule 2.1 through 2.22, if applicable (the "DEAC Disclosure Schedules") are divided into sections that correspond to the sections of this Section 2. The DEAC Disclosure Schedules comprise of lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Section 2. For purposes of this Section 2, any statement, facts, representations, or admissions contained in the public filings made by DEAC with the United States Securities and Exchange Commission at least five (5) business days prior to the date of this Agreement ("Public Reports"), are deemed to be included in the DEAC Disclosure Schedules and all such information is deemed to be fully disclosed to POM and the POM Controlling Shareholders, except for (A) any information set forth in any "risk factor" or "forward-looking statements" section contained in such Public Reports, (B) any other forward-looking statements contained in such Public Reports that are of a speculative nature as to future developments. For purposes of this Agreement, "to the best of our knowledge" or similar phrase(s) shall mean that such person shall have current actual knowledge of a condition or event, or have received notice that would give rise to current actual knowledge of such condition or event.

Section 2.2 Corporate Organization.

(a) DEAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and currently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by DEAC or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing does not have and would not reasonably be expected to have, individually or in the aggregate a material adverse effect on the business, operations, properties, assets, condition or results of operation of DEAC; and

(b) Each of the DEAC's Subsidiaries is a corporation, limited liability company or other legal entity duly organized, validly existing and (where such term is of legal significance) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and currently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by such Subsidiary or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing does not have and would not reasonably be expected to have, individually or in the aggregate a material adverse effect on the business, operations, properties, assets, condition or results of operation of such Subsidiary.

(c) Copies of the Articles of Incorporation and bylaws of DEAC with all amendments thereto to the date hereof (the "DEAC Charter Documents"), have been furnished to POM, and such copies are accurate and complete as of the date hereof. The minute books of DEAC are current as required by law, contain the minutes of all meetings of the Board of Directors and stockholders of DEAC from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and stockholders of DEAC. DEAC is not in violation of any of the provisions of the DEAC Charter Documents.

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Section 2.3 Capitalization of DEAC. On the initial Closing Date, immediately before the consummation of the Share Exchange, the entire authorized capital stock of DEAC consisted of 500,000,000 shares of Common Stock, at par value of $0.0001, of which approximately 130,103,298 shares of Common Stock are issued and outstanding and 500,000,000 shares of Preferred Stock, at par value of $0.0001, of which 3,000,000 shares of Preferred Stock are issued and outstanding, of which the ownership rights are stated in Schedule 1.1 which constitutes all of the DEAC Shares, commitments and conversion rights for equity of DEAC which will be issued and outstanding. Each such share is duly authorized, validly issued, fully paid and non-assessable and was not issued in violation of any pre-emptive rights. The DEAC Shares are the sole outstanding shares of capital stock of DEAC and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of DEAC. In addition, there are no outstanding contractual obligations of DEAC (i) to repurchase, redeem or otherwise acquire any shares of capital stock of DEAC or (ii) to make any investment in any other person or entity.

Section 2.4 Subsidiaries and Equity Investments. DEAC does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity, including without limitation any Subsidiary of DEAC except for the Subsidiaries set forth in Schedule 2.4, attached hereto. Each of the Subsidiaries of DEAC is wholly-owned by the DEAC, directly or indirectly, free and clear of any liens. For purposes of this Agreement, a "Subsidiary" of a company means any entity in which, at the date of this Agreement, such company or any of its subsidiaries directly or indirectly owns any of the capital stock, equity or similar interests or voting power.

Section 2.5 Authorization and Validity of Agreements. Each of DEAC and the DEAC Controlling Shareholder has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by DEAC and the DEAC Controlling Shareholder, and the consummation by DEAC and by the DEAC Controlling Shareholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions of DEAC and the DEAC Controlling Shareholder, and no other corporate proceedings on the part of DEAC or other actions on part of the DEAC Controlling Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The board of directors of DEAC has unanimously adopted resolutions: (a) approving and declaring advisable the Share Exchange, this Agreement and the transactions contemplated by this Agreement; (b) declaring that it is in the best interests of the stockholders of DEAC that DEAC enters into this Agreement and consummates the Share Exchange upon the terms and subject to the conditions set forth in this Agreement; (c) directing that adoption of this Agreement be submitted to a vote at a meeting of the stockholders of DEAC; (d) recommending to the stockholders of DEAC that they adopt this Agreement (the "DEAC Board Recommendation"); and (e) to include the DEAC Board Recommendation in the DEAC Proxy Statement, if required. This Agreement constitutes the valid and legally binding obligation of DEAC, and is enforceable in accordance with its terms. DEAC does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act of 1933, as amended (the "Securities Act") and/or the Securities Exchange Act of 1934, as amended (the "Exchange Act") resulting from the issuance of the New DEAC Shares.

Section 2.6 No Conflict or Violation. Neither the execution and delivery of this Agreement by DEAC and/or the DEAC Controlling Shareholder, nor the consummation by DEAC and/or the DEAC Controlling Shareholder of the transactions contemplated hereby will: (i) contravene or conflict with, or result in any violation or breach of any provision of the DEAC Charter Documents; (ii) contravene or conflict with, or result in any violation or breach of any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which DEAC and/or the DEAC Controlling Shareholder are subject, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which DEAC and/or the DEAC Controlling Shareholder is a party or by which it is bound, or to which any of its assets is subject; or (iii) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of DEAC's or any of the DEAC Controlling Shareholder's assets, including without limitation the New DEAC Shares and/or the DEAC Shares.

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Section 2.7 Material Agreements. Except as set forth on Schedule 2.7 attached hereto, DEAC is not a party to or bound by any contracts, including, but not limited to, any:

(a) employment, advisory or consulting contract;

(b) plan providing for employee benefits of any nature;

(c) lease with respect to any property or equipment;

(d) contract, agreement, understanding or commitment for any future expenditure in excess of $10,000 in the aggregate;

(e) contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization; or

(f) agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

Section 2.8 Litigation. To the knowledge of DEAC, there is no action, suit, proceeding or investigation ("Action") pending or currently threatened against DEAC or any of its Subsidiaries or any of their respective affiliates before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator. Neither DEAC nor any of its Subsidiaries or any of their respective affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by DEAC or any of its Subsidiaries or any of their respective affiliates relating to DEAC currently pending or which DEAC or any of its Subsidiaries or any of their respective affiliates intends to initiate.

Section 2.9 Compliance with Laws; Permits. To the knowledge of DEAC, DEAC, each of its Subsidiaries and each of their respective affiliates has been and is in compliance with, and has not received any notice of any violation of any, applicable law, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC, or the applicable securities laws and rules and regulations of any state. DEAC is not an "investment company" as such term is defined by the Investment Company Act of 1940, as amended. Each of DEAC and its Subsidiaries possess from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for POM to engage in its business as currently conducted and to permit DEAC and each of its Subsidiaries to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, "DEAC Permits"). DEAC has not received notice from any Governmental Authority or other Person that it is lacking any license, permit, authorization, approval, franchise or right necessary for DEAC to engage in its business as currently conducted and to permit DEAC to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, DEAC Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or to the knowledge of DEAC circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any DEAC Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any DEAC Permit. DEAC has not received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any DEAC Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any DEAC Permit. All applications required to have been filed for the renewal of such POM DEAC have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such DEAC Permits have been duly made on a timely basis with the appropriate Persons. All DEAC Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

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Section 2.10 Financial Statements; SEC Filings.

(a) To the knowledge of DEAC, DEAC's financial statements contained in its periodic reports filed with the Securities and Exchange Commission ( "SEC" and the "Financial Statements") (a) complied as to form in all material respects with the published rules and regulations of the SEC in effect at the time of filing; (b) have been prepared in accordance with generally accepted accounting principles applicable in the United States of America ("U.S. GAAP") applied on a consistent basis throughout the periods indicated and with each other, except that those of the Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of DEAC as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements or as disclosed in Schedule 2.10, DEAC has no liabilities (accrued, absolute contingent or otherwise). DEAC is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. DEAC maintains and will continue to maintain until the Closing a standard system of accounting established and administered in accordance with U.S. GAAP.

(b) DEAC has timely filed all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (the "Public Reports"). Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and/or regulations promulgated thereunder. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. Each of the principal executive officers of DEAC and the principal financial officer of DEAC (or each former principal executive officer of the DEAC and each former principal financial officer of DEAC, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the DEAC Public Reports. There is no event, fact or circumstance that would cause any certification signed by any officer of DEAC in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect. Neither DEAC nor any of its Subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers in violation of Section 402 of the Sarbanes-Oxley Act. As of the date hereof, DEAC has no reason to believe that its outside auditors and its principal executive officer and principal financial officer will not be able to give, the certificates and attestations required pursuant to the Sarbanes-Oxley Act when next due. There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of its Common Stock, except for such limitations imposed by FINRA and/or the SEC due to the Company being delinquent as a reporting company. All of the issued and outstanding shares of capital stock have been issued in compliance with the Securities Act and applicable state securities laws.

(c) Since the date of the filing of its annual report on Form 10-K for the year ended December 31, 2014, except as (i) specifically disclosed to POM or in the Public Reports; and (ii) as set forth on Schedule 2.10: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect (for purposes of this Section 2.10, a "Material Adverse Effect" means any event, occurrence, fact, condition, change, development, circumstance or effect (i) that is materially adverse to the business, assets, properties, liabilities, condition (financial or otherwise), operating results or prospects of DEAC and its Subsidiaries), or (ii) would prevent DEAC from consummating the transactions contemplated by this Agreement; (B) DEAC has not incurred any liabilities, contingent or otherwise, other than professional fees, which are not accurately disclosed in the Public Reports; (C) DEAC has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities; and (D) DEAC has not made any loan, advance or capital contribution to or investment in any person or entity, except as disclosed in the Public Reports.

(d) No Subsidiary of DEAC is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any forms, reports, schedules, statements or other documents with the SEC, or any other governmental entity (whether or not located in the United States) that performs a similar function to that of the SEC or any securities exchange or quotation service.

Section 2.11 Books and Financial Records. To the knowledge of DEAC, the accounts, books, registers, ledgers, Board minutes and financial and other material records of whatsoever kind of each of DEAC and any Subsidiary of DEAC have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of DEAC and each such Subsidiary.

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Section 2.12 Employee Benefit Plans. DEAC does not have any "Employee Benefit Plan" as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 2.13 Tax Returns, Payments and Elections. Except as set forth on Schedule 2.13, each of DEAC and its Subsidiaries has timely filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) ("Tax Returns") required pursuant to applicable law to be filed with any Tax Authority (as defined below). All such Tax Returns are accurate, complete and correct in all material respects, and each of DEAC and its Subsidiaries has fully and timely paid all Taxes due. Each of DEAC and its Subsidiaries has withheld or collected from each payment made to each of its employees the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a "Tax Authority"), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other person.

Section 2.14 Absence of Undisclosed Liabilities. Except as disclosed in Section 2.14, as of the Closing Date, DEAC will have no liabilities of any kind whatsoever. DEAC is not a guarantor of any indebtedness of any other person, entity or corporation.

Section 2.15 No Broker Fees. No brokers, finders or financial advisory fees or commissions will be payable by or to DEAC or the DEAC Controlling Shareholder of any of their affiliates with respect to the transactions contemplated by this Agreement, except as set forth in Schedule 2.7.

Section 2.16 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by DEAC to arise, between DEAC and any accountants and/or lawyers formerly or presently employed by DEAC.

Section 2.17 SEC Disclosure Controls and Procedures.

(a) DEAC has disclosed, based on the most recent evaluation of internal control over financial reporting, to the DEAC's auditors and the audit committee of the DEAC's board of directors "significant deficiencies" and "material weaknesses" (each as defined in Rule 12b-2 under the Exchange Act) in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the DEAC's ability to record, process, summarize and report financial information. To the knowledge of DEAC, there is no fraud, whether or not material, that involves management or other employees who have a significant role in DEAC's internal control over financial reporting.

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(b) (i) neither DEAC, nor, to the knowledge of DEAC, any director or officer of DEAC, has received or otherwise had or obtained knowledge of any written material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of DEAC or any of its Subsidiaries, or their respective internal accounting controls, including any written material complaint, allegation, assertion or claim that DEAC or any of its Subsidiaries has engaged in accounting or auditing practices that do not comply with U.S. GAAP or DEAC's published internal accounting controls, and (ii) no attorney representing DEAC or any of its Subsidiaries, whether or not employed by DEAC or any of its Subsidiaries, has rendered a written report to the board of directors of DEAC or any committee thereof containing evidence of a material violation of applicable securities Laws, breach of fiduciary duty or similar violation by DEAC or any of its officers or directors.

Section 2.17 Voting.

(a) The affirmative vote of the holders of a majority of the outstanding shares of DEAC capital stock ("Requisite DEAC Vote") is the only vote of the holders of any class or series of the capital stock of DEAC or any of its Subsidiaries necessary (under the DEAC Charter Documents, the Florida General Corporation Law, other applicable laws or otherwise) to approve and adopt this Agreement, the Share Exchange and the other transactions contemplated by this Agreement.

(b) There are no voting trusts, proxies or similar agreements, arrangements or commitments to which DEAC or any of its Subsidiaries is a party or of which DEAC has knowledge with respect to the voting of any shares of capital stock of DEAC or any of its Subsidiaries. There are no bonds, debentures, notes or other instruments of indebtedness of DEAC or any of its Subsidiaries that have the right to vote, or that are convertible or exchangeable into or exercisable for securities having the right to vote, on any matters on which stockholders of DEAC may vote.

Section 2.18 Governmental Authorizations. The execution delivery and performance of this Agreement by DEAC and the consummation by DEAC of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to (collectively, "Governmental Authorizations"), any international, supra-national, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, whether of Canada, the United States, or otherwise (each, a "Governmental Entity"), other than:

(a) the filing with the SEC of (i) a Form 14C information statement (the "Information Statement") relating to providing information to the stockholders of DEAC concerning the adoption of this Agreement by majority consent of the shareholders, if required, and/or (ii) any other filings and reports that may be required in connection with this Agreement and the transactions contemplated by this Agreement under the Securities Act and the Exchange Act;

i. compliance with the rules and regulations of the OTC Markets; and

ii. compliance with Non-U.S. Antitrust Laws.

Section 2.19 Employee Benefit Plans.

(a) DEAC has no employee benefit plan maintained, established or sponsored by DEAC, or which DEAC participates in or contributes to (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except for the DEAC Equity Incentive Stock Plan (the "Stock Plan") approved and effective as of August 27, 2015.

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(b) No other Contracts, plans or arrangements (written or otherwise) covering any current or former employee, director, officer, shareholder or independent contractor of DEAC or exists that, as a result of the execution of this Agreement, stockholder approval of this Agreement or the transactions contemplated by this Agreement (whether alone or in connection with any other events), could (i) result in severance pay or any increase in severance pay upon any termination of employment or (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the employee plans. There are no other contracts, plans or arrangements (written or otherwise) covering any current or former employee, director, officer, shareholder or independent contractor of DEAC that, individually or collectively, could give rise to the payment of any amount or benefit that would not be deductible pursuant to the terms of Section 280G of the Internal Revenue Code of 1986, as amended.

Section 2.20 Labor.

(a) Except as set forth on Schedule 2.20, there are no employment, consulting, collective bargaining, severance pay, continuation pay, termination or indemnification agreements or other similar contracts of any nature (whether in writing or not) between DEAC or any of its Subsidiaries on the one hand, and any current or former, affiliate, officer, director, employee, consultant, labor organization or other representative of any of DEAC's employees, on the other hand, nor is any such contract presently being negotiated. DEAC is not delinquent in payments to any of its employees, consultants or independent contractors for any wages, salaries, commissions, bonuses, benefits, contributions or other compensation for any services or otherwise arising under any policy, practice, contract, plan, program or Law. DEAC is not liable for any severance pay or other payments to any employee, consultant or independent contractor or former employee, consultant or independent contractor arising from the termination of employment or other service relationship, nor will DEAC have any liability under any benefit or severance policy, practice, contract, plan, program or law which exists or arises, or may be deemed to exist or arise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by DEAC of any Persons employed by or under contract with DEAC or on or prior to the Closing. DEAC's employment policies or practices is not currently being audited or investigated by any Governmental Authority or court. There is no pending or, to the knowledge of DEAC, threatened claim, unfair labor practice charge or other charge or inquiry against DEAC brought by or on behalf of any current, prospective or former employee, consultant, independent contractor, retiree, labor organization or other representative of DEAC's employee or other individual or any Governmental Authority with respect to employment practices brought by or before any court or Governmental Authority, nor is there or has there been any audit or investigation related to DEAC's classification of independent contractors and consultants.

(b) (i) To the knowledge of DEAC, there are no controversies pending or threatened, between DEAC, on the one hand, and any of its respective employees, consultants or independent contractors, on the other hand; (ii) DEAC is not a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by DEAC nor are there any activities or proceedings of any labor union to organize any such employees, consultants or independent contractors of DEAC; (iii) there have been no strikes, slowdowns, work stoppages, disputes, lockouts or threats thereof by or with respect to any employees, independent contractors or consultants of DEAC, and (iv) there are no employment-related grievances pending or threatened. DEAC is not a party to, or otherwise bound by, any consent decree with, or citation or other order by, any Governmental Authority relating to employees or employment practices. DEAC is in compliance in all material respects with all applicable laws, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment, including the obligations of the U.S. Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN"), and any similar state or local statute, rule or regulation, and all other notification and bargaining obligations arising under any collective bargaining agreement, by law or otherwise. DEAC has not effectuated a "plant closing" or "mass layoff" (as those terms are defined in WARN or similar laws) affecting in whole or in part any site of employment, facility, operating unit or employee of DEAC without complying with all provisions of WARN or similar laws or implemented any early retirement, separation or window program, nor has DEAC planned or announced any such action or program for the future.

(c) DEAC is not a party to or bound by any employment or consultant contract with any officer, employee or consultant that is not terminable by DEAC at will and without liability upon notice of thirty (30) days or less, except as set forth on Schedule 2.20.

(d) None of DEAC, or, to the knowledge of DEAC, any of DEAC's employees, consultants or independent contractors is obligated under any contract (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or Governmental Authority that would interfere with the use of such Person's best efforts to promote the interests of DEAC or that would conflict with DEAC's business as conducted and as proposed to be conducted.

(e) All of DEAC's employees are "at will" employees subject to the termination notice provisions included in their employment agreements or applicable law, and there is no circumstance that could give rise to a valid claim by a current or former employee, contractor or consultant of DEAC for compensation on termination of employment.

(f) Each of DEAC's employees and/or contractor are currently devoting a reasonable amount of his or her business time to the conduct of the business of DEAC.

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Section 2.21. Intellectual Property.

(a) Schedule 2.21(a) sets forth a complete and accurate list, as of the date of this Agreement, of (i) each issued patent, and trademark and copyright registrations owned by DEAC, (ii) each pending patent, trademark and copyright application filed by or on behalf of DEAC, (iii) each domain name registered by or on behalf of DEAC (the foregoing being, collectively, the "Registered Intellectual Property"), and (v) all material unregistered Intellectual Property owned by DEAC. Schedule 2.21(a) lists (i) the record owner of each such item of Registered Intellectual Property, (ii) the jurisdictions in which each such item of Registered Intellectual Property has been issued or registered or in which each such application has filed and (iii) the registration or application, as applicable. All Registered Intellectual Property is subsisting, unexpired, nor abandoned, in compliance with all legal requirements, not subject to any filings, fees or other actions falling due within ninety (90) days after the Closing Date, and, to the knowledge of DEAC, valid and enforceable. No material invention or process must be filed within ninety (90) days after the Closing Date to avoid a statutory bar to patentability.

(b) DEAC solely and exclusively own all right, title and interest in and to all Intellectual Property required to be set forth on Schedule 2.21(a), free and clear of any liens or adverse claims from any other Person; and DEAC solely and exclusively own or otherwise have valid and continuing rights to use, transfer and license, free and clear of any liens or adverse claims from any other Person, all Intellectual Property (as defined below) used in, or necessary for, the business of DEAC as currently conducted and as currently proposed to be conducted.

(c) The conduct of DEAC businesses, including their products and services as presently performed and as currently contemplated to be performed, do not infringe upon, misappropriate or otherwise violate any Intellectual Property of any third party.

(d) To the knowledge of DEAC, no third Person has or is infringing, violating, or misappropriating any Intellectual Property owned by DEAC.

(e) Except as set forth on Schedule 2.21(e), there is no pending or, to the knowledge of DEAC, threatened legal proceeding (including cease and desist letters, DMCA take-down notices or invitations to take a patent license), (i) claiming that DEAC has or is infringing, misappropriating or violating any Intellectual Property rights of any third Person or (ii) that concerns the ownership, use, validity or enforceability of any Intellectual Property owned by DEAC.

(f) Schedule 2.21(f) sets forth the policies and procedures that DEAC has implemented as of the date hereof with respect to content posted on the websites owned and operated by DEAC. DEAC fully complies with its own policies and procedures and have operated their businesses to maximize all applicable protections under the "safe harbors" of 47 U.S.C. §230 and 17 §U.S.C. 512 and any other equivalent laws. DEAC responds in a timely and proper manner to all complaints relating to Intellectual Property infringements, violations of the law and inappropriate conduct occurring on, through or in connection with their software, systems and websites, and there are no claims alleging otherwise.

(g) DEAC has taken all necessary actions, consistent with best practices in the industry in which DEAC operates, to protect (i) its Intellectual Property, its ownership, validity and/or value; (ii) the confidentiality of all material trade secrets of DEAC, and have disclosed such trade secrets only pursuant to adequate, written confidentiality agreements (true and complete copies of which have been provided to Purchaser) to the Persons set forth on Schedule 2.21(g); and (iii) the confidentiality, integrity and security of their software, systems and websites and all information and transactions stored or contained therein or transmitted thereby against any unauthorized or improper use (including any violation of rights of privacy or publicity), access, transmittal, interruption, modification or corruption, and there have been no breaches of either (i), (ii) or (iii).

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(h) DEAC has established privacy policies with respect to personally identifiable information which are in conformance with reputable industry practice. DEAC is in compliance in all material respects with such privacy policies and applicable United States federal and state, foreign, and multinational laws relating to personally identifiable information, if such information is obtained by the Company for any reason. No agreements have been made nor policies instituted that would limit use after the Closing Date of any personally identifiable information or that would conflict with DEAC's use of the personally identifiable information.

(i) Except as set forth on Schedule 2.21(i), DEAC (i) has not provided to any third party, or otherwise permitted any third party to access, possess or use, any source code for any software owned or developed by or for DEAC ("DEAC Software"), (ii) is not currently a party to any source code escrow contract requiring the deposit of source code for any DEAC Software or providing for access to source code of any DEAC Software in specific circumstances, or (iii) has incorporated any "open source," "freeware," "shareware" or other Software having similar licensing or distribution models (including any GNU General Public License, Library General Public License, Lesser General Public License, Mozilla License, Berkeley Software Distribution License, Open Source Initiative License, MIT, Apache, Public Domain licenses and the like) ("Open Source") in, or used any Open Source in connection with, any DEAC Software (or derived any Company Software from any Open Source) in a manner that (a) would subject any proprietary source code of DEAC to the terms of such open source license, (b) requires the contribution, licensing, provision or public disclosure to any third party of any source code for such Company Software, or (c) imposes limitations on DEAC's right to require royalty payments from or restrict further distribution of same.

(j) To the knowledge of DEAC, all Persons who have contributed to the creation, invention, modification or improvement of any Intellectual Property purportedly owned by DEAC in whole or in part, have signed written agreements ensuring that all such Intellectual Property is owned exclusively by DEAC and there are no claims or interests of third parties (including current and former employees or contractors or their current or former employers) alleging ownership interests in same. All amounts payable by DEAC to all Persons involved in the research, development, conception or reduction to practice of any Intellectual Property owned by DEAC have been paid in full. The transactions contemplated hereby shall not grant to or allow any Person any ownership interest in, or the right to use, any Intellectual Property owned, in whole or in part, by DEAC.

(k) To the knowledge of DEAC, there all software, websites and systems owned or used by DEAC and all material products sold, licensed or made available to DEAC's customers (i) are free from any material defect, bug, virus, or programming, design or documentation error or corruption (ii) are fully functional and operate and run in a reasonable and efficient business manner and (iii) conform in all material respects to the specifications and purposes thereof.

"Intellectual Property" means all intellectual property and industrial property rights existing anywhere in the world, including all rights associated with: (i) patents and patent applications, utility models, industrial designs and any continuations, continuations-in-part, reissues or reexaminations and patents issuing thereon (collectively, "Patents"), (ii) trademarks, service marks, trade dress, logos, corporate names, trade names and Internet domain names and other source indicators, together with the goodwill associated with any of the foregoing, and all applications and registrations therefor (collectively, "Trademarks"), (iii) copyrights, copyrightable works (including Software, systems and website content) and registrations and applications therefor, works of authorship and moral rights (collectively, "Copyrights"), and (iv) confidential and proprietary information, including trade secrets, discoveries, concepts, ideas, research and development, algorithms, know-how, formulae, inventions (whether or not patentable), processes, techniques, technical data, designs, drawings, specifications, databases (collectively, "Trade Secrets").

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Section 2.22 Title to and Condition of Properties. DEAC owns or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of DEAC as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on DEAC. The material buildings, plants, machinery and equipment necessary for the conduct of the business of DEAC as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment are in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 2.23 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of DEAC in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE POM CONTROLLING SHAREHOLDERS

POM and each of the POM Controlling Shareholders hereby, jointly and severally represent, warrant and agree that all of the statements in the following subsections of this Article III are true and complete as of the date hereof, and will (except as contemplated by this Agreement) be true and complete as of the Closing Date as if first made on such date. The disclosure schedule attached hereto as Schedule 3.1 through 3.25 (the "POM Disclosure Schedules") are divided into sections that correspond to the sections of this Article III. The POM Disclosure Schedules comprise of lists of all exceptions as to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article III.

Section 3.1 Corporate Organization of POM. POM is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted. POM has delivered to DEAC and the DEAC Controlling Shareholder complete and correct copies of the following documents (collectively referred to herein as "POM Charter Documents"): (a) Articles of Association and the Certificate of Incorporation of POM; (b) any other document performing a similar function to the documents specified in clauses (a) or (b) adopted or filed in connection with the creation, formation or organization of POM; and (c) any and all amendments to any of the foregoing. POM is not in any material violation of any of the provisions of the POM Charter Documents. The minute books or the equivalent of POM contain true and accurate records of all meetings and consents in lieu of meetings of its Board of Directors and shareholders or stockholders, as applicable ("Corporate Records"), from the time of its organization until the date hereof. The share register and other ownership records of the shares of all of POM's shares (the "POM Share Records"), and are true, complete and accurate records of the ownership of the shares as of the date thereof and contain all issuances and transfers of such shares since the time of organization of POM.

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Section 3.2 Capitalization of POM; Title to the POM Shares. On the Closing Date, immediately before the consummation of the Share Exchange, the entire authorized capital stock of POM consisted of 20,000,000 shares of Common Stock, at par value of $0.001, of which 20,000,000 shares of Common Stock are issued and outstanding and 0 shares of Preferred Stock, at par value of $0.001, of which zero (0) shares of Preferred Stock are issued and outstanding, of which the ownership rights are stated in Schedule 1.1 which constitutes all of the POM Shares, commitments and conversion rights for equity of POM which will be issued and outstanding. All of the POM Shares are owned of record by POM. The POM Shares are the sole outstanding shares of capital stock of POM and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of POM.

Section 3.3 Subsidiaries and Equity Investments. POM does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity, including without limitation any Subsidiary of POM except for the Subsidiaries set forth in Schedule 3.3, attached hereto. Each of the Subsidiaries of POM is wholly-owned by the POM, directly or indirectly, free and clear of any liens. For purposes of this Agreement, a "Subsidiary" of a company means any entity in which, at the date of this Agreement, such company or any of its subsidiaries directly or indirectly owns any of the capital stock, equity or similar interests or voting power; and

Section 3.4 Authorization and Validity of Agreements. POM has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of POM and is enforceable in accordance with its terms against it. Except as set forth on Schedule 3.4 POM does not need give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Exchange Act resulting from the transfer and exchange of the POM Shares. The execution and delivery of this Agreement by POM, and the consummation by POM of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions of POM, and no other corporate proceedings on the part of POM are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5 No Conflict or Violation. Neither the execution and delivery of this Agreement by POM, nor the consummation by POM of the transactions contemplated hereby will: (i) violate any provision of POM's Charter Documents, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which POM is subject, assuming that all consents, approvals, authorizations, filings and notifications have been obtained or made, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which POM is/are a party or by which it/they is/are bound, or to which any of its/their/his assets is subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of POM's assets, including without limitation the POM Shares, other than such as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 3.6 Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect on POM, the business and operations of POM have been and are being conducted in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities applicable to it. Except as would not have a Material Adverse Effect on POM, not, and is not, to its knowledge alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of POM Charter Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which POM is a party or by which any of POM' properties, assets or rights are bound or affected. To the knowledge of POM, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which any of POM are a party are (with or without notice or lapse of time or both) in material default thereunder or in material breach of any term thereof. To the knowledge of POM, POM is not subject to any obligation or restriction of any kind or character, nor are there, to the knowledge of POM, any event or circumstance relating to POM that materially and adversely affects in its business, properties, assets or prospects or that would prevent or make burdensome their performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby. "Material Adverse Effect" means, when used with respect to POM, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of POM, in each case taken as a whole or (b) materially impair the ability of POM to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which POM operate.

Section 3.7 Brokers' Fees. POM has no liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 3.8 Investment Representations.

(a) The DEAC Shares will be acquired hereunder solely for the account of POM for investment, and not with a view to the resale or distribution thereof. POM understands and is able to bear any economic risks associated with acquiring the DEAC Shares. POM has have full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the DEAC Shares; and

(b) No offer to enter into this Agreement has been made to any of the POM Controlling Shareholders in the United States. POM including any of its respective affiliates or any person acting on its behalf or on behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the DEAC Shares, including, but not limited to, effecting any sale or short sale of securities, prior to the expiration of any restricted period contained in Regulation S promulgated under the Securities Act (any such activity being defined herein as a "Directed Selling Effort"). To the best knowledge of POM, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the DEAC Shares are being acquired for investment purposes by POM. POM agrees that all offers and sales of the DEAC Shares from the date hereof and through the expiration of any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons (within the meaning of Regulation S) or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. Neither POM nor the POM Shareholders, including any of its representatives has conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and neither of them nor any of their respective representatives will engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

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Section 3.9 Ownership of Shares. POM Controlling Shareholders are both the record and beneficial owner of its respective POM Shares as detailed on Schedule 1.3 attached hereto. POM and the POM Controlling Shareholders shall transfer at the Closing, good and marketable title to the POM Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("Liens").

Section 3.10 Pre-emptive Rights. At Closing, POM did not have any pre-emptive rights or any other rights to acquire any POM Shares that have not been waived or exercised.

Section 3.11 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of POM in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.12 Title to and Condition of Properties. POM owns or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of POM as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on POM. The material buildings, plants, machinery and equipment necessary for the conduct of the business of POM as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment are in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 3.13 Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.13, POM has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to POM) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent which may be set forth on or reserved against on POM unaudited consolidated financial statements for the fiscal years ended December 31, 2015, including an interim financial statement ending March 31, 2016, prior to the Second Closing. POM has not incurred any liabilities or obligations under agreements entered into, except in the usual and ordinary course of business since its inception on or about December 21, 2015, unless otherwise disclosed by POM to Company prior to the Second Closing.

Section 3.14 Change. Except as set forth on schedule 3.14, POM has not, since December 31, 2015:

(a) Ordinary Course of Business. Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for this Agreement.

(b) Adverse Changes. Suffered or experienced any change in, or affecting, their condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of their business, none of which would have a Material Adverse Effect:

(c) Loans. Made any loans or advances to any Person (for purposes of this Agreement, "Person" means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions) other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

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(d) Liens. Created or permitted to exist any Lien on any material property or asset of any of POM, other than (a) Liens for taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and material men and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect ("Permitted Liens");

(e) Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of their shares or capital stock or any other of their securities or any equity security of any class of POM, or altered the term of any of their outstanding securities or made any change in their outstanding shares of capital stock or their capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

(f)  Dividends. Declared, set aside, made or paid any dividend or other distribution to any of their stockholders or shareholders;

(g) Material POM Contracts. Terminated or modified any and all agreements, contracts, arrangements, leases, commitments or otherwise, of POM, of the type and nature that is required to be filed with the SEC (each a "Material POM Contract"), except for termination upon expiration in accordance with the terms thereof or as set forth in Schedule 3.14(g);

(h) Claims. Released, waived or cancelled any claims or rights relating to or affecting any of POM in excess of US $10,000 in the aggregate or instituted or settled any Action involving in excess of US $10,000 in the aggregate;

(i) Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of US $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

(j) Indebtedness. Created, incurred, assumed or otherwise become liable for any indebtedness in excess of US $10,000 in the aggregate, other than professional fees;

(k) Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

(l) Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

(m) Accounting. Changed their method of accounting or the accounting principles or practices utilized in the preparation of their financial statements, other than as required by U.S. GAAP; and

(n) Agreements. Except as set forth on Schedule 3.14(n), entered into any agreement, or otherwise obligated themselves, to do any of the foregoing.

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Section 3.15 Material POM Contracts. POM has made available to DEAC and the DEAC Controlling Shareholder prior to the date of this Agreement, true, correct and complete copies of each written Material POM Contract, including each amendment, supplement and modification thereto.

(a) No Defaults. Each Material POM Contract is a valid and binding agreement of POM and is in full force and effect. Except as would not have a Material Adverse Effect, POM is not in material breach or default of any Material POM Contract to which it is a party and, to the knowledge of POM, no other party to any Material POM Contract are in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material POM Contract or (b) permit POM or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material POM Contract. POM has not received notice of the pending or threatened cancellation, revocation or termination of any Material POM Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material POM Contract.

Section 3.16 Material Assets. The financial statements of POM reflect the material properties and assets (real and personal) owned or leased by POM.

Section 3.17 Litigation; Orders. Except as set forth on Schedule 3.17, there are no Actions (whether U.S. or non-U.S. federal, state, local or foreign) pending or, to the knowledge of POM, threatened against or affecting any of POM or any of POM's properties, assets, business or employees. To the knowledge of POM, there are no facts that might result in or form the basis for any such Action in POM. To the knowledge of POM, POM is not subject to any orders.

Section 3.18 Licenses. Except as would not have a Material Adverse Effect, POM possess from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for POM to engage in its business as currently conducted and to permit POM to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, "POM Permits"), including, but not limited to POM Permits related to the POM Rights. POM has not received notice from any Governmental Authority or other Person that it is lacking any license, permit, authorization, approval, franchise or right necessary for POM to engage in their business as currently conducted and to permit POM to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, POM Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or to the knowledge of POM circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a material violation of or a failure to comply with any POM Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any POM Permit. POM has not received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any POM Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any POM Permit. All applications required to have been filed for the renewal of such POM Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such POM Permits have been duly made on a timely basis with the appropriate Persons. All POM Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

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Section 3.19 Interested Party Transactions. Except as disclosed on Schedule 3.19, no officer, director or stockholder of any POM or any affiliate or "associate" (as such term are defined in Rule 405 of the SEC under the Securities Act) of any such Person, have or have had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold by POM, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish any of POM any goods or services; or (2) a beneficial interest in any contract or agreement to which POM are a party or by which they may be bound or affected.

Section 3.20 Intellectual Property. Except as set forth on Schedule 3.20 hereto, POM does not own, use or license any Intellectual Property in their business as presently conducted. For purposes of this Agreement, "Intellectual Property" means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

Section 3.21 Share or Stock Option Plans; Employee Benefits of POM.

(a) Except as set forth on Schedule 3.21 hereto, POM has no share or stock option plans providing for the grant by POM of stock options to directors, officers or employees of POM.

(b) Except as set forth on Schedule 3.21 hereto, POM has no employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided to POM.

(c) Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of POM, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from POM, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of POM provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of POM.

Section 3.22 Environmental and Safety Matters. Except as set forth on Schedule 3.22 and except as would not have a Material Adverse Effect:

(a) POM has at all times been and is in compliance with all Environmental Laws (as defined below) applicable to POM.

(b) To POM knowledge, there are no Actions pending or threatened against POM alleging the violation of any Environmental Law (as defined below) or Environmental Permit applicable to POM or alleging that POM is potentially responsible parties for any environmental site contamination.

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(c) To POM knowledge, neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Law or other requirement relating to the environment, natural resources, or public or employee health and safety ("Environmental Laws") applicable to POM.

Section 3.24 Board Recommendation. The Board of Directors of POM, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of POM's stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

ARTICLE IV

COVENANTS

Section 4.1 Certain Changes and Conduct of Business.

(a) From and after the date of this Agreement and until the Third Closing Date, DEAC (i) shall conduct its business solely in the ordinary course consistent with past practices that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in a manner consistent with all representations, warranties or covenants of DEAC contained herein; and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization, to retain the services of its current officers and key employees, if possible, and to preserve the good will of its customers, suppliers and other Persons with whom it has business relationships, and without the prior written consent of POM (which may be withheld for any reason or no reason), will not:

(i)

except as provided in Section 4.6 hereof, make any change in its Charter Documents; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise; redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock

(ii)	except as provided in Section 4.6 hereof:

A. incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof; or

B. issue any securities convertible or exchangeable for debt or equity securities of DEAC.

(iii)	make or commit to make any material capital expenditures;

(iv)	increase the compensation or benefits payable or to become payable to any of its directors, officers or employees;

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(v)	grant any severance or termination pay to any of its directors, officers or employees or enter into any new employment or severance agreement with any of its directors, officers or employees;

(vi)

acquire, by merger, consolidation, acquisition of equity interests or assets, or otherwise, any business or any corporation, partnership, limited liability company, joint venture or other business organization or division thereof;

(vii)	sell, lease, license, transfer, pledge, encumber, grant or dispose of any material Intellectual Property Rights or any other assets of DEAC;

(viii)	enter into any material contract or terminate, cancel or amend in any material respect any such contract of DEAC;

(ix)	guarantee any indebtedness for borrowed money or any other obligation of any other person;

(x)	make any loan, advance or capital contribution to or investment in any person;

(xi)	make any change in any method of accounting or accounting principle, method, estimate or practice;

(xii)	commit itself to do any of the foregoing; or

(xiii)	will spin off any operating subsidiaries, except as provided for in existing agreements prior to the execution of this Agreement.

(b) From and after the date of this Agreement, POM will cause POM and each of POM Subsidiaries will:

(i)	continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

(ii)

file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

(iii)	continue to conduct its business in the ordinary course consistent with past practices;

(iv)	keep its books of account, records and files in the ordinary course and in accordance with existing practices; and

(v)	make commercial reasonable efforts to maintain existing business relationships with suppliers.

(c) From and after the date of this Agreement, POM will not, without the prior written consent of DEAC (not to be unreasonably withheld, conditioned or delayed), sell, transfer, convey, assign or otherwise dispose of, or contract or otherwise agree to sell, transfer, convey, assign or otherwise dispose of any of the POM Shares except as provided by this Agreement until the third closing has been completed.

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Section 4.2 Access to Properties and Records. POM shall afford to DEAC's accountants, counsel and authorized representatives, and DEAC shall afford to each of the POM Shareholder's and POM's accountants, counsel and authorized representatives, full access during normal business hours upon prior notice throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties' properties, books, contracts, commitments and records (the "Disclosing Party") and, during such period, shall furnish promptly to the requesting party all other reasonable information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any party; provided, further, however, that the Disclosing Party shall not be obligated to provide such access or information if the Disclosing Party determines, in its reasonable judgment, that doing so would violate applicable law or any contract or obligation of confidentiality owing to a third party, jeopardize the protection of an attorney-client privilege or expose the Disclosing Party to risk of liability for disclosure of sensitive or personal information.

Section 4.3 Negotiations. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, each of DEAC and POM agrees that it shall not, and shall use its commercially reasonable efforts to cause its officers or directors (subject to such director's fiduciary duties), and anyone acting on its behalf, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party to this agreement.

Section 4.4 Consents and Approvals. The parties shall: (i) use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and (ii) diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.5 Public Announcement. Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and approval of the other party, except for required SEC filings.

Section 4.6 Permitted Stock Issuances. From and after the date of this Agreement until the Third Closing Date, neither DEAC nor POM shall issue any additional shares or shares of its capital stock, except as required for note conversions of Interim Financing set forth in Schedule 1.3(a) and Subsequent Financings set forth in Schedule 1.3(c) herein by mutual consent, and all other required issuances by the Company for share conversions of existing convertible notes and warrants when exercised.

Section 4.7 Notices of Certain Events. DEAC shall notify POM promptly of (i) any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement, (ii) subject to any legal requirements as to confidentiality, any communication from any governmental entity in connection with the transactions contemplated by this Agreement, (iii) any legal actions threatened in writing or commenced against or otherwise affecting DEAC, or (iv) any material event, change, occurrence, circumstance or development between the date of this Agreement and the Closing Date that makes any of the representations or warranties of the DEAC contained in this Agreement untrue or inaccurate.

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Section 4.8 Subsequent Financing Default. To the extent that within 24 months following the Third Closing Date, if DEAC shall not complete the Subsequent Financing as set forth in Schedule 1.3(c), then within five (5) business days from the second anniversary of the Third Closing Date on terms mutually agreed to by the parties hereto, prior to the third and final closing set forth in Schedule 1.1, a certain amount of equity in DEAC representing a total of not less than seventy-five percent (75%) voting control of Series B Convertible Preferred Stock of the Company, on a fully diluted basis, shall be transferred to POM Controlling Shareholders for no further consideration.

Section 4.9 Registration Rights. Following the Closing Date, POM Controlling Shareholders as the holders of New DEAC Shares shall have customary registration rights of the underlying shares of common stock, if such New DEAC Shares have been converted at the time of an applicable filed registration statement.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF POM

The obligations of POM to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived, upon the mutual written consent of POM and DEAC.

Section 5.1 Representations and Warranties of DEAC and the DEAC Controlling Shareholders. All representations and warranties made by DEAC and the DEAC Controlling Shareholders in this Agreement shall be true and correct on and as of the Closing Date as if again made by DEAC and the DEAC Controlling Shareholders on and as of such date and insofar as any inconsistency or inaccuracy does not or will not have a DEAC Material Adverse Effect, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct on and as of the Closing Date with respect to such date or period.

Section 5.2 Agreements and Covenants. Each of DEAC and the DEAC Controlling Shareholder shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by on or prior to the Closing Date.

Section 5.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of DEAC shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

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Section 5.5 Other Closing Documents. Escrow Agent and POM, as applicable. shall have received such certificates, instruments and documents in confirmation of the representations and warranties of DEAC and the DEAC Controlling Shareholder, including without limitations received such certificates, instruments and documents set forth in Section 1.5, DEAC's and the DEAC Controlling Shareholder' performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as POM and/or its respective counsel may reasonably request.

Section 5.6 Interim Financing. DEAC shall have completed the Interim Financing as set forth in Schedule 1.3.

Section 5.7 No Material Adverse Effect. No effect, event, change, occurrence, circumstance or development shall have occurred or exist that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.8. Public Report. DEAC has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by DEAC with the SEC, except for Form 10-K for period ending December 31, 2015, and Form 10-Q for period ending March, 2016, which are delinquent as of the First Closing Date.

Section 5.9 Appointment of New Directors. At the Third Closing, (i) POM's designees shall be duly appointed as two members to the Board of Directors of DEAC for a total of no less than five members, including the current members of DEAC prior to the Third Closing, provided that at least three (3) of the members of the Board of Directors are independent members, pursuant to DEAC's corporate governance policies and procedures set forth in Section 5.10 below, and (ii) subject to the effectiveness of a Schedule 14F-1 filed with the SEC on the Closing Date.

Section 5.10 Corporate Governance. Prior to the Third Closing, the parties hereto agree to develop and adopt a new corporate governance policies and procedures in the form of a Corporate Governance Policies and Procedures Manual (the "Corporate Governance Manual"), with governance information which will outline the Company's corporate and public market obligations to shareholders, in accordance with the applicable laws and policies of the Securities and Exchange Commission ("SEC"), Financial Industry Regulatory Authority ("FINRA"), and the Company's relevant stock market exchange of the United States of America. The purpose of the Corporate Governance Manual is to provide better corporate guidelines for the Company's management pertaining not only to the day-to-day affairs of the Company, but also the proper conduct of its officers and directors, and further provide greater transparency for all Company shareholders in any and all business dealings of the Company, including such that may involve its officers and directors personally.

Section 5.10 Over-the-Counter Listing. Subject to completing the necessary documentation, submitting required applications filings and receiving approvals thereof, DEAC shall continue to be quoted on an Over-the-Counter (OTC) markets in the U.S.

Section 5.11 Omitted.

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ARTICLE VI

CONDITIONS TO OBLIGATIONS OF DEAC

The obligations of DEAC to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by upon the mutual written consent of DEAC and POM:

Section 6.1 Representations and Warranties of POM. All representations and warranties made by POM in this Agreement shall be true and correct on and as of the Closing Date as if again made by POM, as applicable, on and as of such date and insofar as any inconsistency or inaccuracy does not or will not have a Material Adverse Effect, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct on and as of the Closing Date with respect to such date or period.

Section 6.2 Agreements and Covenants. POM shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of POM, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5 Other Closing Documents. Prior to and a condition of the Third Closing, DEAC shall have received such certificates, instruments and documents in confirmation of the representations and warranties of POM, the performance of POM, and respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as DEAC or its counsel may reasonably request. If any such documents are deemed to be untrue, then POM shall resolve the matter prior to the Third Closing, which shall not be any later than December 31, 2016, and if such cannot be resolved by such date, DEAC shall have the right to rescind and terminate this Agreement pursuant to Article VIII.

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ARTICLE VII

POST-CLOSING AGREEMENTS

Section 7.1 Consistency in Reporting. Each party hereto agrees that if the characterization of any transaction contemplated in this agreement or any ancillary or collateral transaction is challenged, each party hereto will testify, affirm and ratify that the characterization contemplated in such agreement was the characterization intended by the party; provided, however, that nothing herein shall be construed as giving rise to any obligation if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

Section 7.2 Schedule 14F-1. If required, DEAC covenants and agrees to file a Schedule 14F-1 with the SEC in order to disclose the change of control in the Board of Directors of DEAC to occur 10 (ten) days after the filing of such Schedule 14F-1 pursuant to the Share Exchange.

ARTICLE VIII

MODIFICATION OF TRANSACTION TERMS,

TERMINATION AND ABANDONMENT

Section 8.1 Modification of Transaction Terms. In the event the Share Exchange contemplated herein cannot be completed in the form and substance as set forth in Section 1.1 hereinabove, the terms and conditions of this entire Agreement shall survive and remain in effect, and provided that any modifications made to the Transaction Terms shall be mutually agreed to by the parties hereto, any new structure contemplated by the parties shall abide by the same terms and conditions set forth in Schedule 1.1, 1.2, 1.3 and 1.4 (the "Modification of Transaction Terms") hereinbelow, in order to reflect the applicable transaction adjustments.

Section 8.2 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

(a) By the mutual written consent of POM and DEAC;

(b) By DEAC, on a material breach on the part of POM of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of POM shall become untrue, in either case such that any of the conditions set forth in Article VII hereof would not be satisfied (a "POM Breach"), and such breach, if capable of cure, has not been cured within twenty (20) business days after receipt by POM of a written notice from DEAC setting forth in detail the nature of such POM Breach;

(c) By POM, upon a material breach on the part of DEAC of any representation, warranty, covenant or agreement set forth in this Agreement, or, if any representation or warranty of DEAC shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (a "DEAC Breach"), and such breach, if capable of cure, has not been cured within twenty (20) business days after receipt by DEAC of a written notice from POM setting forth in detail the nature of such DEAC Breach;

(d) By either DEAC or POM, if the Second Closing shall not have consummated before August 14, 2016, or if after the Second Closing, the Third Closing shall not have consummated before December 31, 2016; provided, however, that this Agreement may be extended by written notice of either POM or DEAC if the Second Closing or Third Closing shall not have been consummated as a result of POM or DEAC having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 8.2(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date;

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(e) By either POM or DEAC if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement;

(f) By either POM or DEAC if the other party breaches any of its covenants in Section 4.3 hereof in any material respect; OR

(g) By either POM if DEAC Material Adverse Effect occurs following the date hereof.

Section 8.3 Procedure Upon Termination. In the event of termination and abandonment of this Agreement pursuant to Section 8.2, written notice thereof shall forthwith be given by the terminating parties to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement (or any stockholder, director, officer, employee, agent or representative of such party) shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VIII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination, including, but not limited to, DEAC's obligation to POM related to Interim Financings set forth in Schedule 1.3(a) herein; provided, further, that if such termination results from the intentional (a) failure of any party to perform its obligations or (b) breach by any party of its representations or warranties contained in this Agreement, then such party shall be fully liable for any liabilities incurred or suffered by the other parties as a result of such intentional failure or breach. The provisions of Section 5.17, Section 8.3 and Article VIII shall survive any termination of this Agreement.

In the event the Agreement is terminated, on the date of termination, DEAC shall assign and transfer any and all ownership interest in POM Shares back to the POM Controlling Shareholders, and POM Controlling Shareholders shall assign and transfer any and all ownership interest in New DEAC Shares back to DEAC for cancellation and returned of such shares to DEAC's treasury. In the event DEAC has arranged and completed any of the Subsequent Financings as set forth in Schedule 1.4(c), then POM and POM Controlling Shareholders shall be required to abide by the terms of the Subsequent Financings, mutually agreed to by the parties as such time, and if such Subsequent Financings was completed directly with DEAC and not a third-party, POM and POM Controlling Shareholders shall be responsible for the repayment of such funds advanced by DEAC as if DEAC was a third-party investor or lender under the terms and conditions set forth in such financing agreement(s) executed by DEAC and POM. POM and POM Controlling Shareholder mutually agree in advance to execute any and all necessary documents to effect such financial arrangement with DEAC if a termination does occur prior to the Third Closing. If no Subsequent Financings has occurred prior to the Second Closing and/or Third Closing, POM and POM Shareholders shall not have any further obligations to DEAC, except as otherwise provided for herein.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before each Closing Date) shall expire on each Closing Date, as provided for herein. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before each such Closing Date.

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Section 9.2 Indemnification.

1. The DEAC agrees to indemnify and hold harmless POM and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement and will reimburse any such Person for all such amounts as they are incurred by such Person.

2. POM and the POM Controlling Shareholders, jointly and severally, agrees to indemnify and hold harmless the DEAC and its Affiliates and their respective directors, officers, employees and agents, and their respective successors and assigns, from and against any and all Losses to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of POM under this Agreement and will reimburse any such Person for all such amounts as they are incurred by such Person.

Section 9.3 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.4 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.5 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested), by facsimile (with written confirmation of transmission) or by electronic mail, to the parties at the following addresses:

If to POM to:

PROPERTIES OF MERIT INC.

3275 S. Jones Blvd., Ste. 104

Las Vegas, NV 89146

Attn: Nicola Suppa, President

Phone: (416) 575-0884

E-Mail: nickthemac@hotmail.com

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with a copy to:

A.M. Santos Law, CHTD.

3275 S. Jones Blvd., Ste. 104

Las Vegas, NV 89146

Attn: Anthony M. Santos

Phone: (702) 749-4594

E-Mail: tony@amsantoslaw.com

If to DEAC and/or the DEAC Controlling Shareholders, to:

ELITE DATA SERVICES INC.

4447 N. Central Expressway

Suite 110-135

Dallas, TX 75205

Attn: Chief Executive Officer

Phone: (972) 885-3981

E-Mail: corp@edscompanies.com

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given (a) if delivered by hand or international courier service, when such delivery is made at the address specified in this Section 9.6, (b) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 9.6 and appropriate confirmation is received, or (c) if delivered by electronic mail, when transmitted to the e-mail address specified in this Section 9.6 and appropriate confirmation is received. No change in any of such addresses shall be effective insofar as notices under this Section 9.6 are concerned unless such notice of such change shall have been given to such other party hereto as provided in this Section 9.6.

Section 9.7 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.8 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.9 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

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Section 9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 9.11 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Florida located in the Florida, and/or the United States District Court located in that jurisdiction, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.6.

Section 9.12 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.13 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Florida without giving effect to the choice of law provisions thereof.

Section 9.14 Amendments and Waivers. Except or otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 9.15 No Third-Party Beneficiaries. This Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement.

Section 9.16 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ITS SUCCESSORS AGAINST ANY OTHER PARTY HERETO OR ITS SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 9.17 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which shall be one and the same agreement. This Agreement shall become effective when each party to this Agreement has received counterparts signed by all of the other parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

POM PROPERTIES OF MERIT INC.

By:	/s/ Nicola Suppa
Nicola Suppa
President

POM CONTROLLING SHAREHOLDER

By:	/s/ Nicola Suppa
Nicola Suppa

Shares of Common Stock Outstanding:	20,000,000
Total Number Shares of Controlling Shareholder:	20,000,000
Number of Votes per Share of Common Stock:	1
Number of Votes of Controlling Shareholder:	20,000,000
Percent of Outstanding Shares Consenting:	100.00%

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DEAC ELITE DATA SERVICES INC.

By:	/s/ Charles Rimlinger
Charles Rimlinger
Chief Executive Officer

DEAC CONTROLLING SHAREHOLDER(S)

By:	/s/ Dr. James G. Ricketts
Dr. James G. Ricketts

Shares of Series B Preferred Stock Outstanding:	2,000,000
Total Number Shares of Controlling Shareholder:	1,000,000
Number of Votes per Share per Series:	1
Number of Votes per Share to Common Stock:	1,000,000,000
Percent of Outstanding Series B Shares Consenting:	50.00%

By:	/s/ Stephen Antol
Stephen Antol

Shares of Series B Preferred Stock Outstanding:	2,000,000
Total Number Shares of Controlling Shareholder:	1,000,000
Number of Votes per Share per Series:	1
Number of Votes per Share to Common Stock:	1,000,000,000
Percent of Outstanding Series B Shares Consenting:	50.00%

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Exhibit A

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of May 20, 2016 (this "Escrow Agreement") by and among PROPERTIES OF MERIT INC., a Nevada corporation ("POM"), and the undersigned (the "POM Controlling Shareholder"), and ELITE DATA SERVICES INC., a Florida corporation, and the undersigned (together, the "DEAC Controlling Shareholders"), and A.M. Santos Law, CHTD, as the escrow agent (the "Escrow Agent") (each a "Party" and, collectively referred to as the "Parties").

W I T N E S S E T H:

WHEREAS, the DEAC and POM entered into that certain Definitive Agreement (the "Definitive Agreement"), dated May 20, 2016, of which this Escrow Agreement is made a part of, pursuant to which DEAC agreed to acquire one hundred percent (100%) of the ownership interest in POM, in the form of three (3) separate closings beginning on or about May 20, 2016, subject to the terms and conditions set forth in the Definitive Agreement;

WHEREAS, pursuant to Article I and Schedule 1.1, 1.2, and 1.3 of the Definitive Agreement, the parties agreed to a certain number of issued POM Shares and New DEAC Shares, as defined in the Definitive Agreement (referenced herein to as the "Escrowed Shares"), to be transferred to and held by the Escrow Agent, as set forth in the Definitive Agreement; and

WHEREAS, the parties desire to establish an escrow account with the Escrow Agent to hold the Escrowed Shares and administer said Escrowed Shares received by the Escrow Agent from the First Closing and the Second Closing (as defined in the Definitive Agreement), in accordance with the terms and conditions set forth in this Escrow Agreement, and Escrow Agent is willing to accept said Escrowed Shares in accordance with the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1 The parties hereby agree to establish an escrow (the "Escrow") with the Escrow Agent whereby the Escrow Agent shall hold the Escrowed Shares, pursuant to the terms and conditions of the executed Definitive Agreement, attached hereto as Exhibit A.

1.2 The Escrow Agent shall hold and distribute the Escrow Shares, as delivered to the Escrow Agent from the First Closing and Second Closing, as follows:

1.2.1

Upon the completion of the Third Closing, all of the held Escrowed Shares, specifically, the POM Shares shall be transferred to DEAC, and New DEAC Shares shall be transferred to the POM Controlling Shareholders (as defined in the Definitive Agreement);

1.2.2

In the event, the Second Closing, or subsequently the Third Closing, does not occur as set forth in the Definitive Agreement, then all held Escrowed Shares, specifically, the POM Shares shall be transferred by to the POM Controlling Shareholders, and the New DEAC Shares shall be transferred to DEAC, pursuant to Article VIII of the Definitive Agreement.

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1.3 The Escrow Agent shall have the right to be compensated a fee in the amount of $1,000.00 for the services to be provided herein, to be paid by DEAC prior to the Third Closing or in the event of a default and termination of the Escrow.

1.4 Upon receipt of written instructions in a form and substance satisfactory to the Escrow Agent, received from each of the parties, as required, pursuant to the terms of the Definitive Agreement.

ARTICLE II

MISCELLANEOUS

2.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.2 Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:30 p.m. (Eastern Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Business Day or later than 5:30 p.m. (Eastern Time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

2.3 This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

2.4 This Escrow Agreement (along with the related Assignment and Assumption Agreement) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.5 Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.

2.6 The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Florida. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in Clark County, Nevada.

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2.7 The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the parties hereto.

2.8 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct.

2.9 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.10 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for hereunder in the absence of gross negligence, fraud and willful misconduct.

2.11 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent.

2.12 The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and Purchaser. In the event of any such resignation, the Company and Purchaser shall appoint a successor escrow agent and the Escrow Agent shall deliver to such successor escrow agent any Escrow Items held by the Escrow Agent.

2.13 If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

2.14 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents (if any) or the Escrow Items held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (i) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the Escrow Items until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (ii) to deliver the Escrow Items and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the Clark County, Nevada, in accordance with the applicable procedure therefore.

2.15 The parties agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of date first written above.

POM

PROPERTIES OF MERIT INC.

By:	/s/ Nicola Suppa
Nicola Suppa
President

POM CONTROLLING SHAREHOLDER

By:	/s/ Nicola Suppa
Nicola Suppa

DEAC

ELITE DATA SERVICES INC.

By:	/s/ Charles Rimlinger
Charles Rimlinger
Chief Executive Officer

DEAC CONTROLLING SHAREHOLDER(S)

By:	/s/ Dr. James G. Ricketts
Dr. James G. Ricketts

By:	/s/ Stephen Antol
Stephen Antol

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ESCROW AGENT

A.M. SANTOS LAW, CHTD.

By:	/s/ Anthony M. Santos
Anthony M. Santos
Principal

Address:

A.M. Santos Law, CHTD.

3275 S. Jones Blvd., Ste. 104

Las Vegas, NV 89146

Attn: Anthony M. Santos

Phone: (702) 749-4594

E-Mail: tony@amsantoslaw.com

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Schedules

Schedules 1.1 through 1.2

Schedule 1.1 Acquisition of POM.

Pursuant to Section 1.1 of the Agreement, DEAC shall acquire, from POM, a certain percentage of the ownership interest in POM, in a series of closings in the form of one or more share exchanges, upon which POM shall become a wholly owned subsidiary of DEAC, after the final closing has occurred, under the following terms and conditions:

(a)    First Closing. At the first closing (the "First Closing", also referred to as the Initial Closing in this Agreement) on the Closing Date set forth in this Agreement, DEAC shall acquire a total of twenty percent (20%) of the ownership interest of POM, pursuant to the share exchange set forth in Schedule 1.2 below, and subject to certain transaction conditions set forth in Schedule 1.4(a) below.

(b)   Second Closing. At the second closing on or July 1, 2016 (the "Second Closing"), DEAC shall acquire an additional twenty percent (20%) of the ownership interest of POM, pursuant to the share exchange schedule set forth in Schedule 1.2 below, and subject to certain transaction conditions set forth in Schedule 1.3(b) below.

(c)    Third Closing. At the third closing on or October 1, 2016 (the "Third Closing" or "Final" Closing"), DEAC shall acquire a total of sixty percent (60%) of the ownership interest of POM, pursuant to the share exchange set forth in Schedule 1.2 below, and subject to certain transaction conditions set forth in Schedule 1.3(c) below.

Each Closing shall include a separate Closing Certificate (the "Closing Certificate") from both DEAC and POM evidencing compliance with the conditions of Closing pursuant to Article V and VI and the requirements for a closing as set forth in this Schedule 1.1;

Schedule 1.2 Agreement to Exchange POM Shares for New DEAC Shares.

Pursuant to the closings set forth in Schedule 1.1 hereinabove, (i) POM shall assign, transfer, and convey to DEAC the POM Shares and deliver such to the Escrow Agent, and in consideration and exchange therefor DEAC shall (ii) issue the New DEAC Shares to POM and deliver such to the Escrow Agent, pursuant to the terms of the Escrow Agreement, attached hereto as Exhibit A, in such amounts as described and set forth below:

Closing Date	Type of Shares	POM Shares (1)	New DEAC Shares (2)

First Closing	Common Shares	4,000,000	0
	Preferred Shares	0	100,000

Second Closing	Common Shares	4,000,000	0
	Preferred Shares	0	100,000

Third Closing	Common Shares	12,000,000	0
	Preferred Shares	0	19,800,000

Totals	Common Shares	20,000,000	0
	Preferred Shares	0	20,000,000

________

1	Reflects the number of POM Shares held by POM Controlling Shareholders to be transferred to DEAC on each represented closing date.

2	Reflects the number of New DEAC Shares in the form of Series B Preferred Stock to be issued to POM on each represented closing date.

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Notwithstanding anything to the contrary herein, the total number of New DEAC Shares to be issued by DEAC to the POM Controlling Shareholders in exchanged for the transfer of the POM Shares once all the closings have occurred, shall equate to no less than sixty-five percent (65%) of the ownership interest of Series B Convertible Preferred Stock only, and not related to any issuances of common stock, as if all such New DEAC Shares were issued on the original Closing Date, unless otherwise modified, subject to mutual written consent by each of the parties hereto, in the form of an amendment to this Agreement.

Schedule 1.3

Pursuant to the Recitals of this Agreement, the following represents the beneficial ownership positions of both the POM Controlling Shareholders and DEAC Controlling Shareholders prior to the Closing:

(a) POM Controlling Shareholders.

On the First Closing Date, the capitalization of POM shall consist of the following:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of beneficial owner	Percentage of Class (1)

Common Stock	Nicola Suppa 1314 E. Las Olas Blvd., Ste. 909 Ft. Lauderdale, FL 33301	20,000,000	100.00%

Common Stock	All Affiliates and Non-Affiliates	20,000,000	100.00%

_________

1.

Beneficial ownership is calculated based on 20,000,000 shares of common stock issued and outstanding as of May 20, 2016. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person's name, subject to community property laws, where applicable.

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Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of beneficial owner	Percentage of Class (1)
Preferred Stock	N/A	N/A	0%

__________

1.

Beneficial ownership is calculated based on 0 shares of preferred stock issued and outstanding as of May 20, 2016. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person's name, subject to community property laws, where applicable.

(b) DEAC Controlling Shareholders.

On the First Closing Date, the capitalization of DEAC shall consist of the following:

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of beneficial owner	Percentage of Class (1)

Common Stock	N/A	0	00.00%

Common Stock	All Affiliates and Non-Affiliates	0	00.00%

__________

1.

Beneficial ownership is calculated based on approximately 130,103,298 shares of common stock issued and outstanding as of May 20, 2016. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person's name, subject to community property laws, where applicable.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of beneficial owner	Percentage of Class (1)

Preferred Stock Series B	Dr. James G. Ricketts	1,000,000	50.00%

Preferred Stock Series B	Stephen Antol	1,000,000	50.00%

Preferred Stock Series B	All Affiliates and Non-Affiliates	2,000,000	100.00%

_________

1.

Beneficial ownership is calculated based on 2,000,000 shares of preferred stock issued and outstanding as of May 20, 2016. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person's name, subject to community property laws, where applicable.

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Schedule 1.3 Certain Transaction Conditions.

(a) Interim Financing. Within two (2) business days after the Initial Closing, POM shall advance a total of Twenty-Five Thousand Dollars ($25,000) to DEAC for the purposes of funding the completion of DEAC's audit and Form 10K filing with the SEC for the period ending December 31, 2015 (the "Interim Financing"), secured by an executed Convertible Redeemable Note ("POM Note"), in the form attached hereto as Exhibit B.

(b)   Books and Records. On or before the Second Closing as set forth in Schedule 1.1 above, POM shall complete all necessary corporate actions to effect any and all outstanding matters related to POM Permits and POM Rights set forth in the Agreement, including, but not limited to, additional representations and warranties related to the underlying the operations of POM, audit financials on POM and any subsidiary acquired or formed by POM after the First Closing (the "Books and Records"), in form acceptable to DEAC, subject to the default provision Section 8.2, if such cannot be provided by POM.

(c)    Subsequent Financing. With thirty (30) days after the Initial Closing as set forth in Schedule 1.1 above, DEAC shall have arranged for initial funding to finance the POM operations related to the POM Rights set forth in this Agreement, in an amount of not less than $250,000, and thereafter additional funding in an amount of not less than $2.5M and up to $7.5M on or before the Second Closing, and additional funding in an amount of not less than $7.5M and up to $15M on or before the Third and Final Closing (the "Subsequent Financings"), on terms mutually agreed to by DEAC and the POM Controlling Shareholders.

Notwithstanding the forgoing, the Subsequent Financings may be completed in the form of either debt and/or equity or joint venture financing from either (a) DEAC to POM as inter-company financing to an operating subsidiary, or (b) from one or more third-parties directly into POM.

[INTENTIONALLY LEFT BLANK]

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Schedules 2.1 through 2.18

"DEAC Disclosure Schedules"

Section 2.3 Capitalization.

As of the date of First Closing, DEAC had approximately 113,798,512 shares of Common Stock issued and outstanding (the "Common Stock") and 2,000,000 shares of Series B Preferred Stock issued and outstanding, (the "Preferred Stock").

Section 2.4 Subsidiaries and Equity Investments.

As of the date of First Closing, DEAC held 100% of the ownership interest in the following subsidiary entities:

1.	Elite Data Marketing LLC, a Delaware limited liability company; and

2.	Elite Gaming Ventures LLC, a Delaware limited liability, and its wholly owed subsidiary Elite Holdings S.A., a Honduras corporation.

Note: The only subsidiary formed and in effect as of the date of this Agreement is Elite Holdings S.A., a Honduras corporation, however, pursuant to the corporate resolutions approved by the Board of Directors of DEAC as of April 25, 2016, Elite Data Marketing LLC and Elite Gaming Ventures LLC, will be formed as soon as possible to complete the approved corporate restructuring of DEAC prior to the execution of this Agreement.

Section 2.7 Material Agreements.

See current report Form 10K 2014 for period ending December 31, 2014, Form 10Q-1 for period ending March 31,2015, Form 10Q-2 for period ending June 30, 2015, Form 10Q-3 for period ending September 30, 2015, and Form 8K dated on or about May 20, 2016, and other SEC filings as of date of execution of this Agreement.

Section 2.10 Financial Statements; SEC Filings.

See current report Form 10K 2014 for period ending December 31, 2014, Form 10Q-1 for period ending March 31,2015, Form 10Q-2 for period ending June 30, 2015, Form 10Q-3 for period ending September 30, 2015, and Form 8K dated on or about May 20, 2016, and other SEC filings as of date of execution of this Agreement

Section 2.13 Tax Returns, Payments and Elections.

The Company has not filed the applicable tax returns for 2013, 2014 and 2015. However, based on the audited year-end financials, no tax payments are expected due on the date of execution of this Agreement.

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Schedule 3.1 through 3.25

POM Disclosure Schedules

Section 3.2 Capitalization of POM.

As of the date of Closing, the Company had 20,000,000 shares of Common Stock issued and outstanding (the "Common Stock") and zero shares of Preferred Stock issued and outstanding, (the "Preferred Stock").

Section 3.3 Subsidiaries and Equity Investments.

As of the date of First Closing, POM held 100% of the ownership interest in the following subsidiary entities:

1. 1015046 B.C. LTD., a British Columbia corporation.

Section 3.12 Title to and Condition of Properties.

Through its subsidiary as outlined in Section 3.3 herein, POM owns an ownership interest in all the precious and base metal production derived from the placer mining operation located in the Lillooet Rive Valley, about 80 kilometers northeast of Vancouver, Canada, under current development operated by its Subsidiary described in Section 3.3. hereinabove.

All mining properties defined as Pemberton Area, Lillooet River, New Westminster Mining Division, as more fully described in the geological report (the "River Project Report"), dated March 27, 2015, attached hereto as Exhibit C, are current and in good standing with the local government authorities in which they are located.

Section 3.13 Absence of Undisclosed Liabilities.

None at this time, except for subsequent liabilities requiring disclosure prior to the Second Closing, and Third Closing, pursuant to Schedule 1.3 hereinabove.

Section 3.15 Material POM Contracts.

POM has provided to DEAC and the DEAC Controlling Shareholder prior to the date of this Agreement, true, correct and complete copies of each written Material POM Contract, including each amendment, supplement and modification thereto, which shall be more fully described in the Second Closing.

Section 3.17	Litigation; Orders.	N/A

Section 3.19	Interested Party Transactions.	N/A

Section 3.21	Intellectual Property.	N/A

Section 3.23	Environmental and Safety Matters.	N/A

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Exhibit B

CONVERTIBLE REDEEMABLE NOTE
(POM Advance)

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT").

US $25,000.00

ELITE DATA SERVICES, INC.

CONVERTIBLE REDEEMABLE NOTE

FOR VALUE RECEIVED, ELITE DATA SERVICES, INC. (the "Company") promises to pay to the order of PROPERTIES OF MERIT INC. and its authorized successors and permitted assigns ("Holder"), the aggregate principal face amount of TWENTY-FIVE THOUSAND DOLLARS (U.S. $25,000.00), at ten percent (10%) interest per annum commencing on the date of execution (the "Effective Date"), due and payable to Holder by Company, plus accrued interest on the six month anniversary date following the execution of this Note (each a "Maturity Date"), pursuant to the terms of the Definitive Agreement dated even date herewith between Company and Holder, of which this Note is made apart. The Company will pay interest payment and the outstanding principal due upon this Note on the Maturity Date. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 3(f) herein.

This Note is subject to the following additional provisions:

1. The Company shall be entitled to withhold from all payments any amounts required to be withheld under applicable laws.

2. This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended ("Act"), and applicable state securities laws. Holder shall provide the Company with 3-day written notice of the Note's transfer and shall presume that any attempted transfer to a party is deemed qualified by the Holder. Any attempted transfer to a non-qualifying party shall be treated by the Company as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of conversion set forth in Section 3(a) hereof, in addition to the requirements set forth in Section 3(b) and 3(c), and any prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted ("Notice of Conversion") in the form annexed hereto as Exhibit A. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date.

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3. Note Conversions; Interest Payments; Prepayments, Transfers, Etc.

(a) The Holder of this Note is entitled, at its option, beginning on the 181th day after Effective Date, at any time, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to a discount of fifty-eight percent (58%) of the lowest trading price of the Common Stock as reported on the OTCQB marketplace which the Company's shares are traded or any market upon which the Common Stock may be traded in the future ("Exchange"), for the ten (10)priortrading days including the day upon which a Notice of Conversion is received by the Company and its transfer agent (provided such Notice of Conversion is delivered by electronic method of communication to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price) beginning on the 181th day after Effective Date.

(b) If the shares have not been delivered within three (3) business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the transfer agent of the Company delivering the shares of Common Stock to the Holder within three (3) business days of receipt by the Company of the Notice of Conversion. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company's Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this decrease.

(c) At any time or times on or after the Maturity Date, the Holder shall be entitled to convert all of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock in accordance with the stated Conversion Price. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the following, the Holder shall not be limited to aggregate conversions of 4.99% ("Conversion Limitation 1"). The Holder shall have the authority to determine whether the restriction contained in this Section 3(c) will limit any conversion hereunder. The Holder may waive the conversion limitation described in this Section 3(c), in whole or in part, upon and effective after 61-days prior written notice to the Company to increase such percentage to up to 9.99% ("Conversion Limitation 2").

(d) The Company shall not issue any fraction of a share of Common Stock upon any conversion; if such issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share except in the event that rounding up would violate the conversion limitation set forth in section 3(c) above.

45

(e) If the Company, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Note, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, the "Common Stock Equivalents") and the aggregate of the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus the consideration received by the Company for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the "Aggregate Per Common Share Price") shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall make the Aggregate Per Share Common Price be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be reduced to the lower of: (i) the Conversion Price; or (ii) a twenty-five percent (25%) discount to the lowest Aggregate Per Common Share Price (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent. No adjustment of the applicable Conversion Price shall be made under this Section 6 upon the issuance of any Convertible Security which is outstanding on the day immediately preceding the Issuance Date. No adjustment shall be made to the Conversion Price upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price was made as a result of the issuance or purchase of any Convertible Security or Common Stock Equivalent.

(f) Interest on any unpaid principal balance of this Note shall be paid at the rate of ten percent (10%) per annum with the first payment being made on the sixth-month anniversary of this Note. Interest shall be paid by the Company in Common Stock ("Interest Shares"). Holder may, at any time after six months, send in a Notice of Conversion to the Company for Interest Shares based on the formula provided in Section 3(a) above. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice.

(g) The Notes may be prepaid, in whole or in part, with the following penalties: (i) if the note is prepaid within 90 days of the issuance date, then at 120% of the face amount plus any accrued interest; (ii) if the note is prepaid within 91 days after the issuance date but less than 150 days after the issuance date, then at 130% of the face amount plus any accrued interest; (iii) if the note is prepaid within 150 days after the issuance date but less than 180 days after the issuance date, then at 140% of the face amount plus any accrued interest. This Note may not be prepaid after the 180th day without written permission from Holder. Such redemption must be closed and funded within three (3) days of giving notice of redemption of the right to redeem shall be null and void.

(h) Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, (ii) a reclassification, capital reorganization or other change or exchange of outstanding shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a "Sale Event"), then, in each case, the Company shall, upon request of the Holder, redeem this Note in cash for 150% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of this Note (together with the amount of accrued but unpaid interest) into shares of Common Stock immediately prior to such Sale Event at the Conversion Price.

46

(i) In case of any Sale Event (not to include a sale of all or substantially all of the Company's assets) in connection with which this Note is not redeemed or converted, the Company shall cause effective provision to be made so that the Holder of this Note shall have the right thereafter, by converting this Note, to purchase or convert this Note into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Note and at the same Conversion Price, as defined in this Note, immediately prior to such Sale Event. The foregoing provisions shall similarly apply to successive Sale Events. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

4. The Holder agrees that so long as this Note from the Holder and the Company remains outstanding, the Holder will not enter into or effect "short sales" of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock of the Company. The Company acknowledges and agrees that upon delivery of a conversion notice by the Holder, the Holder immediately owns the shares of Common Stock described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

5. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

6. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

8. If one or more of the following described "Events of Default" shall occur:

(a) The Company shall default in the payment of principal or interest on this Note to the Holder by the Company as of the Maturity Date; or

(b) Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note under which this note was issued shall be false or misleading in any respect; or

(c) The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note or any other note issued to the Holder; or

47

(d) The Company shall (1) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (3) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

(e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

(f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(g) One or more money judgments, writs or warrants of attachment, or similar process, in excess of fifty thousand dollars ($50,000) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder with the exception of the current litigation that is already disclosed as reported on the Company's public filings; or

(h) The Company shall have its Common Stock delisted from a market (including the OTCQB marketplace) or, if the Common Stock trades on an exchange, then trading in the Common Stock shall be suspended for more than ten (10) consecutive days;

(i) The Company shall not deliver to the Holder the Common Stock pursuant to paragraph 4 herein without restrictive legend within three (3) business days of its receipt of a Notice of Conversion (provided that a reasonable attorney opinion has been provided by Holder to the Company in which it deems it can reasonably rely); or

(j) The Company shall not be "current" in its filings with the Securities and Exchange Commission, and such shall not be cured within ten (10) business days; or

(k) The Company shall lose the "bid" price for its stock and a market (including the OTCBB marketplace or other exchange)

Then, or at any time thereafter, unless cured within five (5) business days, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. Upon an Event of Default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event of a breach of Section 8(i) the penalty shall be $50 per day the shares are not issued beginning on the 5th day after the conversion notice was delivered to the Company. This penalty shall increase to $100 per day beginning on the 10th day. The penalty for a breach of Section 8(k) shall be an increase of the outstanding principal amounts by 20%. In case of a breach of Section 8(h), the outstanding principal due under this Note shall increase by 50%. Further, if a breach of Section 8(m) occurs or is continuing after the 6-month anniversary of the Note, then the Holder shall be entitled to use the lowest closing bid price during the delinquency period (after cure period) as a base price for the conversion. For example, if the lowest closing bid price during the delinquency period is $0.01 per share and the conversion discount is 50% the Holder may elect to convert future conversions at $0.001 per share. If this Note is not paid at maturity, the outstanding principal due under this Note shall increase by ten percent (10%).

48

9. At the Holder's election, if the Company fails for any reason to deliver to the Holder the conversion shares by the by the 3rd business day following the delivery of a Notice of Conversion to the Company and if the Holder incurs a Failure to Deliver Loss, then at any time the Holder may provide the Company written notice and documentary evidence indicating the amounts payable to the Holder in respect of the Failure to Deliver Loss and the Company must make the Holder whole as follows: Failure to Deliver Loss = [(High trade price at any time on or after the day of exercise) x (Number of conversion shares)]. Such failure to deliver will be repayable in the Company's Common Stock.

10. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

11. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

12. The Company represents that it is not a "shell" issuer and has never been a "shell" issuer or that if it previously has been a "shell" issuer that at least 12 months have passed since the Company has reported Form 10 type information indicating it is no longer a "shell issuer.

13. The Holder agrees that so long as this Note from the Holder and the Company remains outstanding, the Holder will not enter into or effect "short sales" of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock of the Company. The Company acknowledges and agrees that upon delivery of a conversion notice by the Holder, the Holder immediately owns the shares of Common Stock described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

14. The Company will give the Holder direct notice of any corporate actions, including but not limited to name changes, stock splits, recapitalizations etc. This notice shall be given to the Holder as soon as possible under law.

15. Any dispute or claim arising to or in any way related to this Note or the rights and obligations of each of the parties hereto may be settled by binding arbitration pursuant. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.The Company hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this note.

16. This Note shall be governed by and construed in accordance with the laws of Florida applicable to contracts made and wholly to be performed within the State of Florida and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of Florida. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

[SIGNATURES ON PAGE TO FOLLOW]

49

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized on the date referenced below.

ELITE DATA SERVICES, INC.

Date: May 20, 2016	By:	/s/ Charles Rimlinger
Charles Rimlinger
Chief Executive Officer

50

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby irrevocably elects to convert $___________ of the above Note into _________ Shares of Common Stock of Elite Data Services, Inc. ("Shares") according to the conditions set forth in such Note, as of the date written below.

If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion: ____________________________________________

Applicable Conversion Price: _____________________________________

Signature: ________________________________________________________________

                                                         [Print Name of Holder and Title of Signer]

Address: __________________________________________________________________

                ___________________________________________________________________

SSN or EIN: __________________________________________________________________

Shares are to be registered in the following name:

Name:	Barbara Brunton

Address:	4737 N Ocean Dr., #168 Ft Lauderdale, FL, 33308

Tel:	954-980-8391

SSN or EIN:	464739895

Shares are to be sent or delivered to the following account:

Account Name:	Barbara Brunton Account #152911051

Address:	Alpine Securities Corporation 39 Exchange Place Salt Lake City, UT, 84111 800-274-5588

52

EXHBIT C

RIVER PROJECT REPORT

(dated March 27, 2015)

MAMMOTH
GEOLOGICAL LTD.
2446 Bidston Road
Mill Bay, B.C. Canada V0R 2P4

GEOLOGICAL REPORT

RIVER PROJECT

Pemberton Area, Lillooett River
New Westminster Mining Division
Trim Sheet 092G089 and 092G099
UTM (NAD 83) ZONE 10 548100E 5528000N

FOR

1015046 B.C. LTD.
1400 – 1125 Howe Street
Vancouver, British Columbia V6Z 2K8

By: R.Tim Henneberry, P.Geo.
March 27, 2015

53

The River Claims property lies within one of the volcanic and sedimentary roof pendants (Figure 4). The British Columbia Ministry of Energy and Mines MapPlace documents the geology of the roughly 32 kilometres long by 18 kilometres wide northwest oriented pendant as undifferentiated Gambier Group volcanic and sedimentary rocks include thick bedded basaltic andesite, dacitic and rhyolitic tuffs, flows and volcanic breccia, greenstone, pillowed basalt, argillite, greywacke, shale, siltstone, basal conglomerate. However more detail mapping by Ray and Coombes (1985) indicates the rocks consist of 700 metres of greenstone overlain by a 1000 metre thickness of mainly wacke, conglomerate and volcaniclastic rocks, in turn overlain by an 800 metre thickness of argillite with minor amounts of wacke.

Lynch (1990) identified the rocks and hence the pendant as early Cretaceous Fire Lake Group comprised of the basal siliclastic Peninsula Formation and upper largely volcanic Brokenback Hill Formation. Rock units comprising the Peninsula Formation are: basal conglomerates and fluvial and beach deposits; then interbedded arkose, pebbly arkose and pyritiferous shale. Brokenback Hill units are: basal feldspar crystal tuff, slate and muscovite phyllite; then andesite, intermediate flows, heterolithic volcanic conglomerate and breccia; then volcaniclastic sandstone, feldspathic greywacke, slate and chloritic phyllite; then lapilli tuff, pyroclastic rocks, rhyolite and breccia.

The pendant was assimilated to the east and south, forming orthogneiss and the Slollicum Schist, with a large Cretaceous quartz diorite pluton lying to the east of the metamorphic rocks. Small stocks of diorite and granodiorite of Cretaceous age intrude the pendant. A younger, larger Neogene granodiorite intrudes the heart of the pendant.

Structurally, the area has undergone two distinct phases of folding and thrust faulting and later block faulting.

Tribe (2002) assigned a maximum Paleocene age to a minimum Quaternary age to the Lillooet River valley and assumed the river had incised the landscape at least 2000 metres in order to expose the Neogene granodiorite in the lower river valley.

Surficial (Summarized from Holland, 1976)

The lower Lillooet River lies in the Coast Range physiographic area, part of the Western System. Sequentially, the early events of the Western System are marine sedimentation interrupted by periods of volcanic eruption during the Paleozoic and early Mesozoic eras, culminating in a period of mountain-building and intrusion of granitic batholiths along the axes of the Insular Mountains and the Coast Mountains in Upper Jurassic and Lower Cretaceous time. Erosion through the Cretaceous eventually exposed the granitic cores (Coast Intrusions) of the mountains resulting in a land surface of very low relief at the onset of Tertiary time.

After initial uplift at the beginning of the Tertiary, erosion continued further exposing the Coast Intrusions and reducing the land surface relief. The ancestral rivers of the Taku, Stikine and Iskut, Nass, Skeena, Bella Coola, Klinaklini, Homathko, and Fraser Rivers started flowing westward to the sea. The late Tertiary surface was differentially uplifted again during the Pliocene, rejuvenating the erosive power of all streams, with incision beginning at their mouths and progressing upstream. This resulted in the dissection and the partial to almost complete destruction of the late Tertiary surface, and the production of a mountainous topography of mature relief before the onset of Pleistocene ice.

River Project **March 2015** **Mammoth Geological Ltd.**

54

Although glacial erosion during the Pleistocene greatly modified the pre-existing topography by sharpening the high peaks, rounding and softening the lower ones, and widening and deepening the valleys, the essential topographic framework was nevertheless present before the coming of the ice. Great volumes of glacial materials were deposited in the form of an almost universal mantle of drift on valley sides and bottoms, as outwash plains of glacial sands and gravels, and as ice marginal deposits in the waning stages of glaciation.

The land stood at a high level before the onset of the Pleistocene. The great load of glacial ice, with a thickness of as much as 8,000 feet (2,440 metres) in some areas, depressed the land with respect to its earlier level. With the melting of the ice and the consequent lightening of the load, the land has risen in Recent time, essentially to its former position. The rise has been unequal, ranging from less than 10 metres to 100 metres. Streams have been rejuvenated because of the rise, with the result that box canyons have been cut in the lower courses of many of them.

Placer Gravels (Summarized from Levson and Giles, 1993)

Levson and Giles (1993) completed a study of the geology of the Tertiary and Quaternary Gold-Bearing Placers in the Cariboo Region including the settings, classifying them as: buried paleochannel settings, paleofan and fan delta settings, and surficial settings. The surficial settings were further classified as: glacial deposits, glaciofluvial deposits, high to intermediate level terrace deposits, low level terrace deposits, and post glacial colluvial and alluvial fan deposits. The Lillooet Valley deposits would be classified as surficial setting, low level terrace deposits.

Fluvial low-level terrace deposits, occurring at or near modern river levels, are more readily recognized than other types of surface placer deposits, because of the relatively high degree of preservation of geomorphic features on their surfaces and their sometimes direct association with modern streams. Former channel courses on these terraces may be visible on aerial photographs or can be defined by detailed ground surveys. Surficial placers of this type are mainly allochthonous, fine gold deposits. Their distribution, dependent mainly on the hydrodynamic properties of flowing water, is controlled to large extent by the location and geometry of channels and associated bedforms. They form in locations where lighter minerals and rock fragments are frequently removed and finer gold is regularly deposited. Typical sites include point bar settings and inlets to intermittent braid channels on large rivers such as the Fraser. Channel thalwegs are sites of deposition of coarser gold in more proximal placers. Gold concentrations in these types of deposits are typically facies controlled with most gold occurring in lag gravels at the base of channel scours and, at the scale of bedforms, in coarse, mainly bar-head, gravel beds in longitudinal bar deposits, in boulder and cobble clusters, and along basal unconformities in transverse-bar sequences. At a smaller scale, gold concentrations are common in zones of altered turbulence and eddy current deposition in the lee of obstructions such as large clasts, and downstream of natural riffles created by bed irregularities.

River Project March 2015 Mammoth Geological Ltd.

55

Low-terrace placers occur in both braided and meandering stream environments. Sediments interpreted as braided stream deposits typically consist of well-sorted, horizontally stratified, imbricated, well-rounded pebble to cobble gravels. At most sites the terrace gravels are separated from bedrock or older sediments by pronounced erosional unconformities along which gold is often concentrated. Planar and trough crossbedded gravel beds occur locally. Sandy inter-beds and lenses are common and gravel sequences are usually capped by up to 1 metre of overbank fines. The latter commonly exhibit weak horizontal laminations and contain abundant organic material. Scoured lower contacts in gravel beds are frequently overlain by concentrations of coarse clasts. The coarse grain-size of some beds, well-developed clast imbrication, abundance of well-rounded clasts and scoured lower contacts are indicative of high-energy, turbulent, channellized flows. Channel bedforms include longitudinal and transverse bars that are represented, respectively, by horizontally bedded and planar crossbedded gravels. Trough crossbedded gravels are interpreted as minor channel-fill sequences. Channel lags formed during periods of relative channel stability are primary placer targets. Overlying gravel bar sequences formed during aggradational phases, typically contain less gold.

Sediments interpreted as meandering-river terrace deposits consist of sand and gravel. The lowest exposed sand and gravel beds contain numerous intraclasts of silt and fine sand derived from the underlying deposits. Their lower contact is erosional and marked by a lag gravel. Epsilon crossbeds in the sands and gravels dip northward and suggest deposition in a point bar on the southern margin of a meandering channel. This interpretation is supported by the overall fining-upward sequence, a lateral coarsening of the deposits in the down-dip direction (towards the channel centre) and westerly paleoflow data (perpendicular to the dip of beds). Crude horizontal bedding and trough crossbedding in overlying units are interpreted, respectively, as longitudinal bar and cut-and-fill deposits formed in a subsequent, possibly braided, phase of the stream when the terrace surface was planed. Horizontally bedded silts and fine sands capping the sequence are inferred to be overbank deposits. Evidence of scroll bar deposits and abandoned channel cutoffs on terrace surfaces further suggests deposition in a meandering stream environment.

Many allochthonous low-terrace gravel deposits are mined at sites where gold enrichment from local sources has also occurred. Typically, allochthonous terrace placer deposit gravels exhibit well developed stratification, clast roundness, sorting and imbrication. Stratification consists of horizontally bedded gravels with some planar and trough crossbedded units. Trough crosslaminated sand lenses are common and 1 to 2 metres of laminated to massive fine sands typically cap the sequence. Gold occurs in the upper few metres of the gravels. The dominance of small flattened flakes reflects a relatively long distance of transport, typical of allochthonous placer deposits. Gold also occurs at this site in paleochannel gravels resting on bedrock about 20 metres below the terrace surface.

The development of numerous mines along the lower reaches of these streams is only in part a reflection of geology as relatively coarse gold deposits in upper reaches have been mostly mined out. Progressively finer gold is carried farther downstream where its distribution is strongly controlled by the depositional environment. Gold concentrations occur, for example, in former channel thalwegs, at channel junctions, on former point bar margins and around flow obstacles such as large boulders.

River Project **March 2015** **Mammoth Geological Ltd.**

56

River Claims Geology

While the British Columbia Ministry of Energy and Mines MapPlace has mapped the bedrock geology of the River Claims property as Cretaceous Gambier Group undifferentiated volcanic and sedimentary rocks intruded by Neogene granodiorite, more detailed mapping by Lynch (1990) has reclassified the Gambier Group rocks in the northern section of the claim block as late Jurassic to early Cretaceous Twin Island Group metavolcanics, pelites and gneiss to the east of the mapped fault and early Cretaceous Fire Lake Group Brokenback Hill Formation andesites, intermediate flows and heterolithic volcanic conglomerate and breccia to the west of the mapped fault and reclassified the Gambier Group rocks to the south of the claim block as early Cretaceous Fire Lake Group Brokenback Hill Formation volcaniclastic sandstone, feldspathic greywacke, slate and chloritic phyllite. Lynch (1990) also reassigned the Neogene age of the granodiorite to late Cretaceous.

MN
CRETACEOUS
granodiorite
gneiss
Fire Lake Group
Brokenback Hill Formation
tuffs, rhyolite
volcaniclastic sandstone
andesites
crystal tuff
Peninsula Formation
arkose
JURASSIC TO CRETACEOUS
Twin Islands Group
metavolcanics
Fault
Geology from Lynch (1990)
0
1.5
3
kilometres

Projection NAD 83 Zone 10

Figure 4. Property Geology

River Project **March 2015** **Mammoth Geological Ltd.**

57

The gravels on the property are low terrace gravels that lay from 3 metres to more than 30 metres above Lillooet River. The gravels are not continuous through the length of the claims as the gravels are outside of the claim boundaries at some locations and the valley narrows against rock cliffs so gravels could not accumulate at other locations. Approximately 3.5 kilometres of the 9.3 kilometres of claim length along the Lillooet River is covered with terrace gravels as shown on Figure 5.

545,000 mE
546,000 mE
547,000 mE
548,000 mE
549,000 mE
550,000 mE
551,000 mE
approxiamte limit of terrace gravels
2015 pit sample sites
2014
2013
2012
2011
2010
2015 Pit 1
2015 Pit 2
2015 Pit 3
0
750
1,500
metres

Projection NAD 83 Zone 10

Figure 5. Terrace Gravels and Sample Pit Locations

The gravels on the River claims are very poorly exposed, as they are covered by surface vegetation and a thin veneer of soil (Plate 1B.). There is one exposure of a gravel bank on the left limit of Lillooet River, outside of the claim boundary, visible from a distance in Plate 1A. The bank is estimated to be 15 to 20 metres high and consists largely of finer sediment with at least one horizon of coarser cobbles and boulders. The material has sloughed over the bottom half of the bank, so the characteristics of the lower 2/3 of the bank have been masked.

River Project **March 2015** **Mammoth Geological Ltd.**

58

Three pits were examined during the property examination, one in each of the three areas of terrace gravel noted on the property (Figure 5). Photos of the three pits are shown in Plate 2.

Plate 1. Terrace Gravels

A) Lillooet River and Left Limit Terrace Gravels

B) Terrace of Gravels at 2015 Pit 3 Location

Gravel was encountered at the base of the 1 metre deep 2015 Pit 1. Most of the pit was finer reddish brown sediment, consisting of soil at the top then finer sediment with some clay. The gravels were generally less than 2.5 centimetres and were rounded to sub-rounded, though coarser cobbles were piled beside 2015 Pit 1.

Plate 2. 2015 Pit Locations

A) 2015 Pit 1

B) 2015 Pit 2

C) 2015 Pit 3

A shallow pit at the base of a tree was the location of 2015 Pit 2. The area was covered by locally derived granite or granodiorite sand and angular cobbles resulting from the washout of a small creek. Most of the material taken and panned ended up being of local granodiorite sand, with very little placer gravels in it.

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2015 Pit 3 was located at the edge of a high bank terrace that was approximately 30 metres high. A pit was dug over the edge of the bank approximately 5 metres below the top. Good placer gravels were encountered and sampled. The gravels at this location had significantly less clay than the previous samples and the gravels were larger with some small cobble to 5 centimetres.

Mineralization

The primary mineral of economic interest on the River Claims Creek property is placer gold. The sampling completed on the claims has largely consisted of shallow pits at the top of the terrace gravels. Material from the pits was concentrated more or less to black sand and then examined for the presence of visible gold. A total of 103 pits were tested between 2010 and 2014 with fine visible gold noted in the pan concentrates in most instances. The author saw at least one fine speck of visible gold in the panned concentrate from 2015 Pit 1 and 2015 Pit 3.

Plate 3. 2015 Pit 1 Panned Concentrate

Visible gold in 2015 Pit 1 panned concentrate, nickel for scale

Approximately 3.5 lineal kilometres of terrace gravels are located on the River Claims. These gravels appear to be auriferous based on the sampling and hand panning completed by the property vendor.

An accurate measure of the length, width and depth of the gravels has not been made and should be completed during the next phase of exploration. The presence of placer gold throughout the areas tested suggest the entire length of gravels could be gold-bearing if further testing and bulk sampling continue to confirm the presence of placer gold.

Two concentrate samples were submitted by the vendor and three additional concentrate samples collected by the author were submitted by the author to ALS Minerals for analysis. Unfortunately, one of the author's three samples was destroyed at the lab resulting in only two of the samples being analyzed. The results confirm the presence of gold and show interesting concentrations of several Rare Earth Oxide elements.

Table 2. Concentrate Analyses

	All elements in parts per million														
Sample	Au	Pt	Pd	Ce	Dy	Er	Eu	Gd	Ho	La	Nd	Pr	Sm	Y	Yb
Sample 1A	1.49	<0.005	<0.001	107.5	6.66	4.37	1.17	7.95	1.52	52.0	52.4	13.15	9.73	40.3	5.69
Sample 1B	3.48	0.061	0.001	60.2	6.27	4.28	1.10	6.49	1.42	27.6	32.5	7.72	6.75	38.7	5.66
1910195	8.67	<0.005	0.002	48.8	4.43	3.02	1.19	4.93	1.02	23.6	25.2	6.00	5.49	27.3	3.46
1910196	nss	nss	nss	104.5	5.06	3.47	1.00	6.43	1.13	51.4	45.8	11.90	8.05	32.0	4.08

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DEPOSIT TYPES

The River Claims Project is being explored for placer gold deposits. The following description of surficial placers is condensed from British Columbia Ore Deposit Models (Levson, 1995).

Surficial placer deposits contain detrital gold, platinum group elements and other heavy minerals and occur at or near the surface, usually in Holocene fluvial or beach deposits. They can also be found, in general order of decreasing importance, in: alluvial fan, colluvial, glaciofluvial, glacial and deltaic placers. They can be classified as either allochtonous, meaning transported from source, or autochthonous, meaning local to source. Fine-grained, allochthonous placers occur mainly in stable tectonic settings (shield or platformal environments and intermontane plateaus) where reworking of clastic material has proceeded for long periods of time. Coarse, autochthonous placer deposits occur mainly in Cenozoic and Mesozoic accretionary orogenic belts and volcanic arcs, commonly along major faults. Surficial placers are mainly Holocene (rarely Late Pleistocene) in glaciated areas and generally Tertiary or younger in unglaciated regions.

Surficial fluvial placer concentrations occur mainly in large, high-order, stream channels (allochthonous deposits) and along bedrock in high-energy, steep-gradient, low-sinuosity, single-channel streams (autochthonous deposits). Concentrations occur along erosional surfaces at the base of channel sequences. Alluvial fan, fan-delta and delta deposits are distinct from fluvial placers as they occur in relatively unconfined depositional settings and typically are dominated by massive or graded sands and gravels, locally with interbedded diamicton. Colluvial placers generally develop from residual deposits associated with primary lode sources by sorting associated with downslope migration of heavy minerals. Glaciofluvial and glacial placers are mainly restricted to areas where ice or meltwater has eroded pre-existing placer deposits. Cassiterite, ilmenite, zircon and rutile are lighter heavy minerals which are distributed in a broader variety of depositional settings.

In fluvial settings, placer concentrations occur at channel irregularities, in bedrock depressions and below natural riffles created by fractures, joints, cleavage, faults, foliation or bedding planes that dip steeply and are oriented perpendicular or oblique to stream flow. Coarse- grained placer concentrations occur as lag concentrations where there is a high likelihood of sediment reworking or flow separation such as at the base of channel scours, around gravel bars, boulders or other bedrock irregularities, at channel confluences, in the lee of islands and downstream of sharp meanders. Basal gravels over bedrock typically contain the highest placer concentrations. Fine-grained placer concentrations occur where channel gradients abruptly decrease or stream velocities lessen, such as at sites of channel divergence and along point bar margins. Gold in alluvial fan placers is found in debris- flow sediments and in interstratified gravel, sand and silt. Colluvial placers are best developed on steeper slopes, generally over a weathered surface and near primary lode sources. Economic gold concentrations in glaciofluvial deposits occur mainly along erosional unconformities within otherwise aggradational sequences and typically derive their gold from older placer deposits. Frequently the generation of more economically attractive placer deposits involves multiple cycles of erosion and deposition.

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Surficial placer are typically hosted in well sorted, fine to coarse-grained sands and/or well rounded, imbricated and clast-supported gravels. In fluvial environments the deposits are highly variable and laterally discontinuous; paystreaks are typically thin (< 2 m) and often lens shaped, tapering in the direction of paleoflow. They are usually interbedded with barren sequences.

The main ore minerals are: gold, platinum group metals and cassiterite. The following minerals are locally recovered as the primary product in placer operations globally: copper, garnet, ilmenite, rutile, diamond and other gems - corundum (rubies, sapphires), tourmaline, topaz, beryl (emeralds), spinel - zircon, kyanite, staurolite, chromite, magnetite, wolframite, sphene, barite and cinnabar. Gangue minerals are: quartz, pyrite and other sulphides, with many deposits also hosting sub-economic concentrations of various heavy minerals such as magnetite and ilmenite. Iron and manganese oxide precipitates common occur. Another alteration phenomenon is the increase in thickness of silver depleted rims of the gold grains with age.

The grain size decreases with distance from the source area. Gold is typically fine grained (< 0.5 mm diameter) and well rounded; coarser grains and nuggets are rare, except in steep fluvial channel settings where gold occurs as flattened flakes. Placer minerals associated with colluvial placer deposits are generally coarser grained and more angular.

The typical geological signature for placer deposits is the presence of native gold (commonly visible to the naked eye) with the present of paleo stream sediments or gravels. Panning and other methods of gravity sorting are used to identify concentrations of gold, magnetite, hematite, pyrite, ilmenite, chromite, garnet, zircon, rutile and other heavy minerals. Many placer gold paystreaks overlie clay beds or dense tills and in some camps these 'false bottom' paystreaks are important. Geochemically, anomalous concentrations of Au, Ag, Hg, As, Cu, Fe, Mn, Ti or Cr typically occur in stream sediments. Ground penetrating radar is especially useful for delineating the geometry, structure and thickness of deposits with low clay contents, especially fluvial terrace placers. Shallow seismic, electromagnetic, induced polarization, resistivity and magnetometer surveys are locally useful.

Placer deposits are typically high tonnage (0.1 to 100 million tonnes) but low grade (0.05-0.25 grams per tonne (gpt) Au, 50-200 gpt Sn). Placer concentrations are highly variable both within and between individual deposits. The main economic limitations to mining surficial placer deposits are typically low grades and most deposits occur below the water table. Environmental considerations are also an important limiting factor as these deposits often occur near, or within modern stream courses.

Placer gold deposits account for more than two-thirds of the world's gold reserves and about 25% of known total production in British Columbia. Shallow alluvial placers also account for a large part of world tin (mainly from SE Asia and Brazil) and diamond (Africa) production.

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EXPLORATION

1015046 B.C. Ltd. has yet to undertake any exploration on the River Clams Property. The property vendor completed small programs of trenching and hand panning between April 2010 and September 2014 totaling just over $64,000 according to the Statement of Work filings with the British Columbia Ministry of Energy and Mines Mineral Title Online Claim Management System (Table 3).

MN
2015 Pit 1
approximate limit of terrace gravels
2015 pit sample sites
2014
2013
2012
2011
2010
0
150
300
metres

UTM NAD83 Zone 10 **Figure 6a North Terrace Gravels**

MN
2015 Pit 3
approximate limit of terrace gravels
2015 pit sample sites
2014
2013
2012
2011
2010
0
150
300
metres

UTM NAD83 Zone 10 **Figure 6c South Terrace Gravels**

The programs primarily consisted of small pits (less than 1 metre by 1 metre by 1 metre deep, mostly 50 centimetre by 50 centimetre by 50 centimetre) dug in the top of the terrace gravels with a shovel. The objective of the sampling program was to test the terrace gravels for placer gold. The location of each of the pits was recorded with a GPS unit set in the Datum of latitude longitude NAD83. One to two 20 litre pails or 17 by 22 poly 6 mil sample bags of material from each pit was screened and concentrated to black sand and visually inspected for visible gold, with very few if any of the concentrates actually being sent for analysis. Some of the screened sample was saved for a second test through a Knelson concentrator. The author believes the samples are representative as they are blind samples of gravel taken at random locations on the terraces. The locations of the pits are shown in Figures 6a to 6c and the details of each program are shown in Table 3. Some of the samples from each program were taken on tenure 555097, a contiguous tenure to the south also held by the vendor, but not part of the River claims property.

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Additional pits were dug outside of the three main terrace areas, including on the other (east) side of the Lillooet River (Figure 5). A few deeper longer pits were dug in programs 5523359 (2 pits) and 5426934 (1 pit) to supply a larger volume of material for screening and concentration through a Knelson concentrator. In addition, three or four pit samples from the same general location were screened and combined to make a larger sampler for the Knelson.

The Knelson concentrator offered an alternative to hand panning of screened raw material. The screened sample was fed directly onto an enclosed 7mm screen within the unit. Larger amounts of concentrate were produced with correspondingly higher concentrations of visible gold and black sand than by hand panning. Fine gold was visible in almost all samples Knelson concentrates according to the property vendor.

Table 3. Work Programs and Costs from British Columbia Ministry of Energy and Mines Assessment Filings for the Two River Project Claims and Adjacent Claim 555097

Work Period	Event	Value	number of test pits				m3 screened	m3 panned
			Total	545027	555098	555097		
19 to 23 Apr 2010	4592191	$3,350.00	2	1	1		0.250	0.030
19 to 23 Apr 2010	4722475	$741.37						
18 to 19 Sep 2010	4794639	$2,243.28	8	3	1	4	1.000	0.120
20 to 21 Jan 2011	4833001	$2,698.36	4	3		1	0.500	0.060
6 to 8 May 2011	4868333	$2,967.78	8	3	1	4	1.000	0.120
23 to 25 Sep 2011	5059327	$3,305.00	7	3		4	0.875	0.105
2 to 5 Mar 2012	5208287	$4,596.17	10	3		7	1.250	0.150
31 Aug to 3 Sep 2012	5403854	$6,090.75	10	7	2	1	1.250	0.150
5 to 8 Jan 2013	5426934	$2,969.00	8	2		6	1.875	0.150
18 to 21 Mar 2013	5439433	$4,379.25	20	20			2.500	0.300
26 to 30 Apr 2013	5456136	$4,302.50	18	9		9	2.250	0.270
26 to 29 Sep 2013	5469870	$4,313.50	14	7		7	1.750	0.210
5 to 8 Dec 2013	5483470	$3,800.75	19	8		11	2.375	0.285
19 to 22 Mar 2014	5496030	$3,962.50	15	3	3	9	1.875	0.225
5 to 8 Jun 2014	5509909	$4,302.50	18	7		11	2.250	0.270
16 to 20 Sep 2014	5523399	$10,320.00	22	16		6	3.625	0.600
Total		**$64,342.71**	**183**	**95**	**8**	**80**	**24.625**	**3.045**

A total of 3 concentrate samples have been analyzed for gold, with 4 analyzed for platinum group elements and Rare Earth Oxides as shown in Table 2. The sample from 2015 Pit 3 was destroyed at the lab. There was only sufficient material for one analysis on the sample from 2015 Pit 2 and the lab completed the Rare Earth Oxide analysis. These results show gold values ranging from 1.49 to 8.67parts per million gold. The Rare Earth Oxide values requiring further investigation as there are interesting looking values in the concentrates.

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DRILLING

There has been no drilling undertaken on the River claims to the best of the authors knowledge.

SAMPLE PREPARATION, ANALYSES AND SECURITY

The author cannot make any comment on the quality control measures employed in the collecting, panning and inspection of the pit samples completed by the property vendor.

The samples collected by the author consisted of gravels panned to concentrate by the author or under his supervision by one of the vendor's associates. The concentrates were placed in kraft soil bags to allow the removal of excess water, then placed in a ziploc bag with a sequentially numbered assay ticket. The samples remained with the author during the property visit and were delivered by him directly to the ALS Minerals Lab in North Vancouver, B.C. ALS Minerals is certified compliant and accredited with the Standards Council of Canada ISO/IEC 17025:2005 International Standards Organization Model for Quality Assurance.

548,400 mE
548,600 mE
548,800 mE
549,000 mE
549,200 mE
549,400
approximate limit of terrace gravels
2015 pit sample sites
2014
2013
2012
2011
2010
2015 Pit 2
MN
0
150
300
metres

UTM NAD83 Zone 10

Figure 6b Central Terrace Gravels

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ALS Minerals procedures and protocols are described below. The sample is logged in the tracking system, weighed, dried and finely crushed to better than 70 % passing a 2 millimetre (9 mesh) screen. A split of up to 250 grams is taken and pulverized to better than 85 % passing a 75 micron (200 mesh) screen. For the ME-MS81 analytical procedure for Rare Earth Oxides, a prepared sample (0.200 grams) is added to lithium metaborate flux (0.90 grams), mixed well and fused in a furnace at 1000°C. The resulting melt is then cooled and dissolved in 100 millilitres of 4% HNO_3 / 2% HCl_3 solution. This solution is then analyzed by inductively coupled plasma – mass spectrometry. For the PGM ICP24 analytical procedure, platinum, palladium, rhodium and gold are determined by standard lead oxide collection fire assay using a 50 gram nominal sample weight and an ICP-AES finish.

Quality controls procedures were not utilized on the two samples sent to ALS Minerals by the property vendor. Quality control procedures were not utilized on the three samples sent to ALS Minerals by the author as the author took the concentrate samples himself.

The sample preparation, security and sample procedures are adequate for the exploration program and the results disclosed in this technical report.

DATA VERIFICATION

There are considerable issues arising from the use of historical placer production and exploration data under National Instrument 43-101. On a hard rock mineral project, there is a degree of confidence in utilizing historical data gathered by reputable geologists with reputable mining companies using industry standard (at the time) geological techniques and reputable assay labs.

Placer exploration and mining data comes from numerous sources that have varying degrees of credibility:

- Production results reported to government surveys
- Sampling results reported
- Drilling results reported

There are no production results recorded for the Lillooet River, including the present River Claims property (Holland, 1950). There are no references to historical exploration on the ground underlying the present River claim in the British Columbia Ministry of Energy and Mines databases, prior to acquisition of the River claims by the property vendors. The assessment work completed between 2010 and 2014 located the presence of fine gold in the black sand concentrates according to the property vendor. Visible gold was noted in two of the three panned concentrates of the pit samples taken by the author during his property examination.

Since there is no hard geological data to rely on, the author has not been able to verify any data. However, in the author's opinion there is gold on Lillooet River as indicated by work programs on the claims and elsewhere on the River, both upstream and downstream from the River Claims (Ashton and Kirwan, 1970; North Bay Resources Inc. Form 10K dated 17-March-2014). Therefore, author feels the data is adequate for the purpose of this technical report.

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MINERAL PROCESSING AND METALLURGICAL TESTING

The author is not aware of any metallurgical testing having been undertaken on the River Claims Property. The work programs completed by the property vendor included screening the coarse fraction and then panning to black sand, so technically some mineral processing has taken place.

The author is unable to make any assumptions or predictions regarding recovery estimates. The author is unable to make any statement on the degree to which any mineral processing was representative of the placer mineralization, as no data is available. The author is unable to make any statement on any processing factors or deleterious elements that could have a significant effect on potential economic extraction due to the lack of available data.

MINERAL RESOURCE ESTIMATES

There are a no 43-101 compliant mineral resource estimates for the River Claims Property.

ADJACENT PROPERTIES

While this report is not relying directly on the geology of adjacent properties, there is relevance in reviewing the exploration history of the lower Lillooet River between Lillooet Lake in the north and Harrison Lake in the south for placer gold. The approximate locations of the various claim groups are shown on Figure 8.

Hemrich Mines Ltd. explored for placer gold and platinum group metals along the Lillooet River upstream and downstream from Billygoat Creek below Lillooet Lake. In 1973 a total of 21 pits and 535 lineal feet of trench were excavated and sampled; in 1974 drilling and sampling was completed. No results were disclosed. (GEM 1973; GEM 1974).

New Era Mines Ltd. held the ground immediately to the south of Hemrich and completed sufficient work for assessment credits in 1973. No results were disclosed. (GEM, 1973).

Chilco Developments Ltd. explored for placer gold and platinum approximately 12.5 kilometres downstream from the Hemrich holdings (Ashton and Kirwan, 1970). Four samples of alluvium were taken along the east side of the Lillooet River along the length of a single lease and sent to Robert E. Craig and Company Assayers in California. The lab utilized a low temperature fusion technique with silver as a collector in addition to PbO. The four samples ranged from 0.025 to 0.072 ounces per ton (opt) Au (0.77 to 2.24 grams per tonne (gpt)) and 0.037 to 0.081 opt Pt (1.15 to 2.52 gpt).

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An affiliated company of the vendor commissioned a sampling program by the Centre for Mineral Technology (CETEM) of Brazil. They took 32 samples from workings on the terrace and a further 8 samples from the delta in 1991. They screened the individual samples and assayed the fine portion of all samples and assayed the coarse portion of 11 of the samples. They were assayed utilizing a modified fire assay method; the lab was not named. The fine portions ranged from 0.1 to 5.72 gpt Au averaging 1.04 gpt Au. The coarse portion all assayed 0.05 gpt Au except for 1 sample that assayed 0.06 gpt Au. CETEM recorded the percentages of fine and coarse material so a combined total assay was calculated and yielded results ranging from 0.04 to 3.34 gpt Au, averaging 0.42 gpt Au. (Enerconsult, 1991).

The vendor completed two additional sampling programs from the same pits and cuts. A November 2004 program for assessment credit consisted of 9 raw gravels samples and one additional sample from the Lillooet River. These samples were sent to Acme Analytical Labs in Vancouver for 30 element ICP analysis and returned results ranging from <0.01 to 0.08 grams per tonne Au. (Thomson, 2005). An October 2013 program consisted of 5 panned concentrate samples which were sent to ALS Canada Ltd. for aqua regia ICP MS analysis for gold and silver. The samples ranged from 2.1 to 12.2 parts per million (ppm) Au averaging 5.5 ppm Au.

The author has been unable to verify the exploration results of Hemrich Mines Ltd., Chilco Developments Ltd., North Bay Resources Inc., or the vendor and its affiliated companies, and as such, these exploration results should not be relied upon. Further, these results are not necessarily indicative of similar mineralization on the River Claims property.

OTHER RELEVANT DATA AND INFORMATION

There is no additional relevant data or information known that is not disclosed on the River Claims property.

INTERPRETATION AND CONCLUSIONS

The work completed to date on the River Claims project has identified fine visible placer gold in black sand concentrates from a number of the 103 pits dug on the three areas of terrace gravels on the property, according to the property vendor. The author was able to see fine visible gold in black sand concentrates from two of the three pit samples tested.

The terrace gravels have not been accurately surveyed, so data on exact locations, exact dimensions and depths is not available to allow the calculation of volumes of terrace gravels. The approximate locations as shown in Figures 6a through 6c were obtained by reconnaissance GPS surveys and visual inspection during the property visit.

The sampling to date has concentrated at surface on the top of the gravel terraces, meaning the gravels at depths below 1 metre have not been tested. Theoretically, there is no reason to assume gravels of a similar nature with a similar gold content should not be found with depth. The gravel bank observed on the left limit outside of the claim boundary showed more or less similar looking material through the pile.

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The exploration completed to date suggests the River Claims property is a **property of merit** worthy of further exploration.

The next step in the exploration and development of the River Claims is to test the gravels on a larger scale and also at depth. This can be best accomplished through a bulk sample from one or more box cuts to total 10,000 cubic metres. The objective of the program would be to confirm the presence of placer gold through the terrace gravels and confirm the presence of coarser gold along with the presence of finer gold within black sand. Methods to liberate finer gold from the black sand will then need to be investigated in the event the bulk sample is successful.

RECOMMENDATIONS

A program of bulk sampling through one or more box cuts is recommended for the River Claims property. The program is estimated to cost $160,000 as detailed in Table 4.

Table 4. Bulk Sample Budget

Personnel						
Project Manager	17	days	@	$600	/day	$10,200
Lead Hand	17	days	@	$500	/day	$8,500
Operator	17	days	@	$400	/day	$6,800
Operator	17	days	@	$400	/day	$6,800
Cook	17	days	@	$350	/day	$5,950
Equipment						
Mobilization	7	trips	@	$3,000	/trip	$21,000
Dozer	165	hours	@	$150	/hour	$24,750
Excavator	150	hours	@	$150	/hour	$22,500
Loader	150	hours	@	$125	/hour	$18,750
Vehicle	15	days	@	$100	/day	$1,500
Processing Plant	15	days	@	$200	/day	$3,000
Generator						$5,000
Pump (2-3 inch)						$2,000
Fuel	6000	gallons	@	$5	/gallon	$30,000
Camp Facility						$10,000
Room and Board	85	days	@	$100	/day	$8,500
First Aid						$2,500
Insurance						$10,000
QP Property Visit		sample	@	$21	/sample	$2,500
Documentation						$5,000
Contingency						$19,750
Total						**$225,000**

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REFERENCES

Fischl, P.S., Duffett, L.L., Owsiacki, G., Kilby, C.E. and Mountjoy, K.J. (1997). 092G Minfile Summary. British Columbia Ministry of Energy, Mines and Petroleum Resources Minfile Capsule Geology Summary for Map Sheet 092G.

GEM (1973). General Review of Placer Mining and Reports on Placer Operations. British Columbia Ministry of Energy and Mines Geology, Exploration and Mining in British Columbia, 1973.

GEM (1974). General Review of Placer Mining and Reports on Placer Operations. British Columbia Ministry of Energy and Mines Geology, Exploration and Mining in British Columbia, 1974.

Holland, S.S. (1950). Placer Gold Production In British Columbia. British Columbia Ministry of Energy, Mines and Petroleum Resources Bulletin 28. Reprinted in 1983.

Holland, S.S. (1976). Landforms of British Columbia. British Columbia Ministry of Energy, Mines and Petroleum Resources Bulletin 48.

Kirwan, G.L. and Ashton, J.M. (1970). Geochemical Survey Report on Placer Mineral Lease 813 for Chilco Developments Limited. British Columbia Ministry Energy and Mines Assessment Report 2589.

Levson, V. M. (1995). Surficial Placers, in Selected British Columbia Mineral Deposit Profiles, Volume 1 - Metallics and Coal, Lefebure, D.V. and Ray, G.E., Editors, British Columbia Ministry of Employment and Investment, Open File 1995-20, pp 21-23.

Levson, V. M. and Giles, T.R. (1993). Geology of Tertiary and Quaternary Gold-bearing Placers in the Cariboo Region, British Columbia. British Columbia Ministry of Energy, Mines and Petroleum Resources, Bulletin 89, 202 p.

Lynch, J.V.G. (1990). Geology of the Fire Lake Group, southeast Coast Mountains, British Columbia. Geological Survey of Canada Paper 90-1E, pp.197-204.

Ray, G.E. and Coombes, S. (1985). Harrison Lake Project (92H/5, 92G/9, 16). British Columbia Ministry of Energy, Mines and Petroleum Resources Geological Fieldwork 1984, Paper 1985-1. pp. 120-132.

Thomson, G.R. (2005). Geochemical Assessment Report on the Fire 1-2 Placer Claims for the vendor, British Columbia Ministry Energy and Mines Assessment Report 27667.

Tribe, S. (2002). Geomorphic Evidence for Tertiary Drainage Networks in the Southern Coast Mountains, British Columbia. Geological Survey of Canada Current Research 2002-A13, 8p.

http://www.empr.gov.bc.ca/Mining/Geoscience/MapPlace/Pages/default.aspx. The British Columbia Ministry of Energy and Mines MapPlace website provided the regional geological map and legend.

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CERTIFICATE FOR R. TIMOTHY HENNEBERRY

I, R.Tim Henneberry, P.Geo. a consulting geologist with offices at 2446 Bidston Road, Mill Bay, B.C. V0R 2P4 and 704 – 1060 Alberni Street, Vancouver, B.C. V6E 4K2 do hereby certify that: I am the Qualified Person for:

1015046 B.C. LTD.
1400 – 1125 Howe Street
Vancouver, British Columbia V6Z 2K8

I earned a Bachelor of Science Degree majoring in geology from Dalhousie University, graduating in May 1980.

I have been registered with the Association of Professional Engineers and Geoscientists in the Province of British Columbia as a Professional Geoscientist since November 1992, with License Number 19759.

I have practiced my profession continuously for 34 years since graduation.

I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 43-101") and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101. My relevant experience for the purpose of this Technical Report is:

- 34 years of exploration experience for base and precious metals in the Western Cordillera
- I was Chief Geologist for Goldleaf Management Group Lower Stewart River placer gold projects during the period 1988 to 1992.
- I have reviewed placer operations in the Cariboo, Germansen River and the Fraser River and written technical reports for several of these operations.

I am responsible for the preparation of the technical report titled "Geological Report River Claims Project" and dated March 27, 2015, relating to the River Claims property. I visited the River Claims property on March 9, 2015 for one day.

I have had no prior involvement with the property that is the subject of the Technical Report.

As of March 27, 2015, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

I am independent of the Issuer and the independent of the property vendor after applying all of the tests in section 1.5 of NI 43-101.

I have read NI 43-101 and Form 43-101F, and the Technical Report has been prepared in compliance with that instrument and form.

I make this Technical Report effective March 27, 2015.

R.Tim Henneberry, P.Geo

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